Filed Pursuant to Rule 424(b)(3)
                                                             File No. 333-104777
PROSPECTUS SUPPLEMENT NO. 6
(To Prospectus dated July 2, 2003)


                         CITADEL SECURITY SOFTWARE INC.
                              7,397,810 SHARES OF
                                  COMMON STOCK
                                  ------------

This Prospectus Supplement supplements our Prospectus dated July 2, 2003 and all prior Prospectus Supplements, relating to the offer and sale from time to time by certain of our selling stockholders of up to 7,397,810 shares of our common stock, including up to 2,022,139 shares issuable upon the exercise of common stock warrants and stock options. This Prospectus Supplement should be read in conjunction with, and may not be delivered or utilized without the Prospectus. This Prospectus Supplement is qualified by reference to the Prospectus, except to the extent that the information in this Prospectus Supplement supersedes the information contained in the Prospectus and any prior Prospectus Supplement.

On February 10, 2004, the Company filed a Form 8-K, attached as Annex A, relating to a private placement for $15 million closed by the Company on February 10, 2004.
                                  ------------


             This Prospectus Supplement is dated February 10, 2004.

                                    Annex A


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported): February 10, 2004

                         CITADEL SECURITY SOFTWARE INC.

             (Exact Name of Registrant as Specified in its Charter)

     Delaware                 000-33491                       75-2873882

     (State or Other          (Commission File Number)        (IRS Employer
     Jurisdiction of                                          Identification
     Incorporation)                                           Number)

           8750 N. CENTRAL EXPRESSWAY, SUITE 100, DALLAS, TEXAS 75231

               (Address of Principal Executive Offices) (Zip Code)

       Registrant's Telephone Number, Including Area Code: (214) 520-9292

Item 5. Other Events and Regulation FD Disclosure

On February 10, 2004, Citadel Security Software Inc. ("Citadel" or the "Company") closed a private placement for $15 million consisting of 15,000 shares of Series A Convertible Preferred Stock (the "Series A Shares") convertible into 3 million shares of common stock, and Warrants to purchase 1.2 million shares of common stock of Citadel, in a private placement to an accredited investor under Regulation D of the Securities Act of 1933, as amended.

Copies of the Securities Purchase Agreement, Certificate of Designations, Rights and Preferences of the Series A Convertible Preferred Stock, Warrant, and Registration Rights Agreement, and Citadel's press release announcing the private placement are attached as exhibits to this Current Report and are incorporated herein by reference in their entirety.

The private placement consisted of the following securities:

1. Series A Convertible Preferred Stock
   ------------------------------------

Maturity Date/Liquidation Preference/Dividend Payment Dates/Dividend Rate
--------------------------------------------------

The Series A Shares mature on February 10, 2008. The Series A Shares have a liquidation preference in an amount equal to their stated value of $1,000 per share plus accrued and unpaid dividends. Dividends in the amount of 5% per year are payable quarterly in arrears on April 1, July 1, October 1 and January 1, beginning on April 1, 2004. At Citadel's option, the dividends are payable in shares of Citadel's common stock at a rate of 6% per year if (a) Citadel has sufficient shares of common stock to pay the dividends and meet its other obligations, (b) a Registration Statement covering the resale of the shares issuable upon conversion of the Series A Shares and exercise of the Warrants has been declared effective and is available for resale by the holders of the Series A Shares and Warrants; (c) Citadel's common stock is listed on the Nasdaq National Market, the Nasdaq SmallCap Market or the New York Stock Exchange; and
(d) a Mandatory Redemption Event (as defined in the Certificate of Designations of the Series A Shares and described below), or an event that with the passage of time or giving of notice, or both, would constitute a Mandatory Redemption Event, has not occurred and is not continuing.

Conversion
----------

The Series A Shares are convertible at the option of the holder at any time prior to maturity into shares of common stock of the Company, initially at a conversion price of $5.00 per share, subject to adjustment upon certain events, including as a result of the sale of equity securities by the Company at a price below the conversion price, on a full ratchet basis before a registration statement registering the resale of the Common Stock issuable upon conversion of the Series A Shares and exercise of the Warrants is declared effective, and on a weighted average basis after the registration statement is declared effective.

Citadel may require that a specified amount of the Series A Shares be converted if (i) the registration statement covering the underlying shares of common stock has been declared effective and is available to the holder, and shall cover the number of registrable securities required by the Registration Rights Agreement;
(ii) the common stock shall be listed on the Nasdaq National Market, the Nasdaq SmallCap Market or the New York Stock Exchange and trading in the common stock on such market or exchange shall not have been suspended; (iii) no mandatory redemption event referred to below has occurred; and (iv) the Closing Bid Price shall be equal to at least 175% of the Conversion Price then in effect (subject to adjustment for stock splits, stock dividends and similar events). The maximum aggregate amount of the Series A Shares that Citadel may require to be converted at any one time is an amount that is less than 4.99% of Citadel's outstanding common stock.

Mandatory Redemption at Holder's Option Upon Certain Events
-----------------------------------------------------------

A holder may require Citadel to repurchase such holder's Series A Shares in cash at 101% of the stated value of the Series A Shares, plus accrued but unpaid dividends, if any, if a Mandatory Redemption Event occurs, including the following: (a) the Company fails to issue shares of common stock to the Holder and deliver certificates representing such shares to the Holder as and when required upon conversion of any Series A Shares, or as and when required by the terms of a Warrant upon exercise of such Warrant, and such failure continues for ten business days; (b) the Company fails to file the registration statement covering the shares issuable upon conversion of the Series A Shares or upon exercise of the Warrants on or before 30 days after closing, or (c) certain change of control events occur.

2.    Warrants to Purchase 1.2 Million Shares of Common Stock:
      --------------------------------------------------------

Exercise
--------

The Warrant entitles the holder to purchase 1,200,000 shares of Common Stock at an initial exercise price of $5.15, subject to adjustment upon certain events, including as a result of the sale of equity securities by the Company at a price below the conversion price of the Series A Shares before a registration statement registering the resale of the Common Stock issuable upon conversion of the Series A Shares and exercise of the Warrants is declared effective.

Term
----

The Warrants are exercisable (in whole or in part) at any time on or before February 10, 2009.

Under a Registration Rights Agreement, the Company has agreed to (1) file with the Securities and Exchange Commission a shelf registration statement covering the resale of the shares of Company common stock issuable upon conversion of the Series A Shares and exercise of the Warrants within 30 days of the closing and
(2) use its reasonable best efforts to cause the shelf registration statement to become effective within 135 days of the closing. The Company will be required to make certain payments to the holders of the Series A Shares and the Warrants if these deadlines are not met or the shelf registration statement is otherwise unavailable for the resale of the securities.

The placement agents received a fee of approximately $1,125,000 plus warrants to purchase 225,000 shares of common stock at an exercise price of $5.15 per share with substantially the same rights as the warrants the holders of Series A Shares received.

Citadel intends to use the net proceeds from the sale of the Series A Shares and the Warrants for working capital and general corporate purposes.

The securities have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirement.

Forward-Looking Statements:

This Current Report on Form 8-K contains forward-looking statements including statements relating to the use of the net proceeds from the sale of the Series A Shares and the Warrants. Actual events or results may differ materially from the events or results described in the forward-looking statements. Although Citadel believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to our business in general, you are urged to carefully review and consider the various disclosures made by the Company regarding the factors that affect the Company's business, including without limitation, the disclosures made under the caption "Certain Factors That May Affect Future Performance" contained in our Annual Report on Form 10-KSB for the year ended December 31, 2002 and the disclosures made in our quarterly reports on Form 10-QSB and other disclosures filed from time to time with the Securities and Exchange Commission. All forward-looking statements are based on information available to the Company on the date of this filing, and we assume no obligation to update this information, including as a result of any new information, future events, changed expectations or otherwise.

Item 7:   EXHIBITS.

3.1 Certificate of Designation, Rights and Preferences of Series A Convertible Preferred Stock
4.1  Form of Warrant to Purchase Common Stock
4.2 Registration Rights Agreement, dated as of February 9, 2004 by and among Citadel and the entities whose names appear on the signature pages thereof
10.1 Securities Purchase Agreement, dated as of February 9, 2004 by and among Citadel and the entities whose names appear on the signature pages thereof
99.1 Press release issued by Citadel Security Software Inc. on February 10, 2004

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Citadel Security Software Inc.
(Registrant)


By:  /s/  RICHARD CONNELLY
     ---------------------
          Richard Connelly
          Chief Financial Officer



Dated as of February 10, 2004

                          CERTIFICATE OF DESIGNATIONS,
                             PREFERENCES AND RIGHTS

                                     OF THE

                      SERIES A CONVERTIBLE PREFERRED STOCK

                                       OF

                         CITADEL SECURITY SOFTWARE INC.

                         PURSUANT TO SECTION 151 OF THE
                        DELAWARE GENERAL CORPORATION LAW

     CITADEL SECURITY SOFTWARE INC., a Delaware corporation (the "Company"), hereby certifies that the following resolutions were adopted by the Board of Directors of the Company pursuant to the authority of the Board of Directors as required by Section 151 of the Delaware General Corporation Law.

     RESOLVED, that pursuant to the authority granted to the Board of Directors in accordance with the provisions of the Company's Certificate of Incorporation, the Board of Directors hereby authorizes a series of the Company's previously authorized Preferred Stock, par value $.01 per share (the "Preferred Stock"),
                                                              ---------------
and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges and restrictions thereof as follows:

1.     DESIGNATION.
       -----------

     The designation of this series, which consists of fifteen thousand (15,000) shares of Preferred Stock, is the "Series A Convertible Preferred Stock" (the "Series A Preferred Stock"). The face amount of each share of Series A Preferred
  -----------------------
Stock (each, a "Preferred Share" and collectively, the "Preferred Shares") shall
                ---------------                         ----------------
be  One  Thousand  Dollars  ($1,000)  (the  "Stated  Value").
                                             -------------

2.     CERTAIN  DEFINITIONS.
       --------------------

     "Business  Day"  means  any day other than a Saturday, a Sunday or a day on
      -------------
which the New York Stock Exchange or commercial banks located in New York City are authorized or permitted by law to close.

     "Certificate"  means  this  Certificate  of  Designations,  Preferences and
      -----------
Rights.

     "Change  of  Control"  means  the  existence  or  occurrence  of any of the
      -------------------
following: (a) the sale, conveyance or disposition of all or substantially all of the assets of the Company; (b) the effectuation of a transaction or series of transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of; (c) the consolidation, merger or other business combination of the Company with or into any other entity, immediately following which the prior stockholders of the Company fail to own, directly or indirectly, at least fifty percent (50%) of the surviving entity; (d) a transaction or series of transactions in which any Person or group acquires more than fifty percent (50%) of the voting equity of the Company; and (e) the Continuing Directors do not at any time constitute at least a majority of the Board of Directors of the Company.

     "Closing  Bid  Price"  shall mean, for the Common Stock as of any date, the
      -------------------
closing bid price on such date for the Common Stock on the Principal Market as reported by Bloomberg Financial Markets ("Bloomberg"), or if the Principal
                                               ---------
Market begins to operate on an extended hours basis, and does not designate the closing bid price, then the last bid price at 4:00 p.m. (eastern time), as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of the Common Stock in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price for such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price cannot be calculated for the Common Stock on such date on any of the foregoing bases, then the Company shall submit such calculation to an independent investment banking firm of national reputation, and shall cause such investment banking firm to perform such determination and notify the Company and the Holder of the results of determination no later than two (2) Business Days from the time such calculation was submitted to it by the Company. Such investment banking firm's determination shall be deemed conclusive absent manifest error. All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

     "Common  Stock" means the Company's common stock, par value $.01 per share.
      -------------

     "Continuing  Director" means at any date a member of the Company's Board of
      --------------------
Directors (i) who was a member of such board on the Issue Date or (ii) who was nominated or elected by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Company's Board of Directors was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or such lesser number comprising a majority of a nominating committee if authority for such nominations or elections has been delegated to a nominating committee whose authority and composition have been approved by at least a majority of the directors who were continuing directors at the time such committee was formed.

     "Conversion  Price"  means $5.00, subject to adjustment as provided herein.
      -----------------

     "Default  Interest  Rate"  means the lower of fifteen percent (15%) and the
      -----------------------
highest  rate  permitted  by  applicable  law.

     "Effective  Date"  means  the  date  on which the Registration Statement is
      ---------------
declared  effective  by  the  Securities  and  Exchange  Commission.

     "Holder"  means  any  holder  of  Preferred  Shares.
      ------

     "Issue Date" means the first date on which the Company issues any shares of
      ----------
Series  A  Preferred  Stock.

     "Junior  Securities"  means the Common Stock and all other capital stock of
      ------------------
the Company that does not constitute Pari Passu Securities or Senior Securities.

     "Liquidation  Preference"  with  respect to a Preferred Share shall mean an
      -----------------------
amount equal to the Stated Value of such Preferred Share plus all accrued but unpaid Dividends thereon.

     "Market  Price"  means,  as  of  a  particular  date, the lesser of (i) the
      -------------
average of the Closing Bid Prices for the Common Stock for each Trading Day occurring during the ten (10) Trading Day period ending on (and including) the Trading Day immediately preceding such date and (ii) the Closing Bid Price on the Trading Day immediately preceding such date.

     "Maturity  Date"  means  the  fourth  (4th)  anniversary of the Issue Date.
      --------------

     "Milestone"  means  each  of  the  following  events:
      ---------

                    (i) the Registration Statement shall have been declared effective and shall be available to the Holder, and shall cover the number of Registrable Securities required by the Registration Rights Agreement;

                    (ii)     the  Common  Stock  shall  be  listed on the Nasdaq
          National  Market,  the  Nasdaq  SmallCap  Market or the New York Stock
          Exchange and trading in the Common Stock on such market or exchange shall not have been suspended;

                    (iii) a Mandatory Redemption Event (as defined below), or an event that with the passage of time or giving of notice, or both, would constitute a Mandatory Redemption Event, shall not have occurred and be continuing; and

                    (iv) the Closing Bid Price shall be equal to at least 175% of the Conversion Price then in effect (subject to adjustment for stock splits, stock dividends and similar events).

     "Pari  Passu  Securities"  means any securities ranking by their terms pari
      -----------------------
passu with the Series A Preferred Stock in respect of redemption or distribution upon liquidation.

     "Principal  Market"  means  the  principal securities exchange or market on
      -----------------
which  the  Common  Stock  is  listed  or  traded.

     "Registration  Rights  Agreement" means the agreement pursuant to which the
      -------------------------------
Company has agreed to register the resale of shares of Common Stock issuable upon conversion of the Series A Preferred Stock.

     "Registration  Statement"  has  the  meaning  set forth in the Registration
      -----------------------
Rights  Agreement.

     "Securities  Purchase  Agreement" means the agreement pursuant to which the
      -------------------------------
Company  issued  the  Preferred  Shares.

     "Senior Securities" means (i) any debt issued or assumed by the Company and
      -----------------
(ii) any securities of the Company which by their terms have a preference over the Series A Preferred Stock in respect of redemption or distribution upon liquidation.

     "Trading Day" means any day on which the Common Stock is purchased and sold
      -----------
on the principal securities exchange or market on which the Common Stock is then listed or traded.

     "Warrants"  means  the  warrants  issued  by  the  Company  pursuant to the
      --------
Securities  Purchase  Agreement.

     All definitions contained in this Certificate are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein" and "hereunder" and words of similar import referring to this Certificate refer to this Certificate as a whole and not to any particular provision of this Certificate.

3.     PRIORITY  IN  LIQUIDATION.
       -------------------------

     Upon the occurrence of (x) any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, commenced by the Company or by its creditors, as such, or relating to its assets or (y) the dissolution or other winding up of the Company whether total or partial, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy proceedings, or (z) any assignment for the benefit of creditors or any marshalling of the material assets or material liabilities of the Company (each, a "Liquidation Event"), no distribution shall
                                      -----------------
be made to the holders of any shares of Junior Securities unless each Holder shall have received the Liquidation Preference with respect to each Preferred
Share then held by such Holder. In the event that upon the occurrence of a Liquidation Event, the assets available for distribution to the Holders and the holders of Pari Passu Securities are insufficient to pay the Liquidation Preference with respect to all of the outstanding Preferred Shares and the preferential amounts payable to such holders, the entire assets of the Company shall be distributed ratably among the Preferred Shares and the shares of Pari Passu Securities in proportion to the ratio that the preferential amount payable on each such share (which shall be the Liquidation Preference in the case of a Preferred Share) bears to the aggregate preferential amount payable on all such shares.

4.     DIVIDENDS.
       ---------

     (a)     Dividend Rate; Payment.  Each Holders shall be entitled to receive,
             ----------------------
to the extent permitted by applicable law, in preference to the payment of any dividend on any class or series of Junior Securities, cumulative dividends ("Dividends") on each Preferred Share in an amount equal to, on an annualized
  ---------
basis,  the  Stated  Value  of  such  Preferred  Share  times five percent (5%);
                                                        -----
provided, however, that if Dividends are paid in shares of Common Stock pursuant
--------  -------
to  the Stock

Payment Option (as defined below), such percentage shall be deemed to be six percent (6%) and to have accrued at such rate at all times following the Issue Date. Dividends shall accrue, whether or not earned or declared, on each Preferred Share from the Issue Date through the earlier to occur of (A) the Maturity Date (as defined below) and (B) the redemption or conversion of such Preferred Share in accordance with the terms hereof. Accrued Dividends on a
Preferred Share shall be payable quarterly on each April 1, July 1, October 1 and January 1 of each calendar year following the Issue Date, commencing on April 1, 2004, and on the Maturity Date (each, a "Dividend Payment Date").
                                                        ---------------------
Dividends for any period less than a full quarterly period between Dividend Payment Dates shall be computed on the basis of a 365-day year for the actual number of days elapsed.

     (b)     Payment  on  Junior Securities. As long as any Preferred Shares are
             ------------------------------
outstanding, the Company shall not, unless full cumulative Dividends for all past dividend periods shall have been paid or declared and set apart for payment upon all outstanding Preferred Shares, (i) declare, pay or set apart any amount for dividends on, or make any other distribution in cash or other property in respect of any shares of Junior Securities other than a dividend payable solely in Junior Securities, (ii) purchase, redeem or otherwise acquire for value any shares of Junior Securities, directly or indirectly, other than as a result of reclassification of Junior Securities or the exchange or conversion of one type of Junior Securities for or into another type of Junior Securities, or (iii) make any payment on account of, or set aside money for, a sinking or other like fund for the purchase, redemption or other acquisition for value of any share of Junior Securities.

     (c)     Stock  Payment  Option; Payment of Cash Dividends.  Dividends shall
             -------------------------------------------------
be  paid  either  in  cash  or, at the option of the Company (the "Stock Payment
                                                                   -------------
Option"),  and  subject  to  the  satisfaction  of  the  conditions set forth in
------
paragraph  (d)  below (the "Stock Payment Conditions"), in shares (the "Dividend
                            ------------------------                    --------
Payment  Shares")  of  Common Stock. Cash Dividends shall be paid to each Holder
---------------
within five (5) Business Days following the applicable Dividend Payment Date by delivering immediately available funds to such Holder in accordance with such Holder's wiring instructions. Any Dividends payable in cash which are not paid within five (5) Business Days of the applicable Dividend Payment Date shall bear interest until paid at an annual rate equal to the Default Interest Rate.

     (d)     Conditions  to  Stock  Payment  Option.  If  the  Company wishes to
             --------------------------------------
exercise the Stock Payment Option, it may do so only if each of the following conditions has been satisfied as of the relevant Dividend Payment Date:

          (i) the number of shares of Common Stock authorized, unissued and unreserved for all other purposes, or held in the Company's treasury, is sufficient to pay the sum of (x) the number of Conversion Shares issuable upon the conversion in full of the Preferred Shares (without regard to any limitation on such conversion) plus (y) the number of Warrant Shares issuable upon the exercise n full of the Warrant Shares (without regard to any limitation on such exercise) plus (z) the number of Dividend Payment Shares issuable pursuant to the exercise of the Stock Payment Option;

          (ii) the Common Stock is authorized for quotation on the Nasdaq SmallCap Market or Nasdaq National Market or listed on the New York Stock Exchange;

          (iii) the Registration Statement (as defined in the Registration Rights Agreement) is effective and available for the resale of the Dividend Payment Shares by the Holder or such shares are eligible for resale to the public pursuant to Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act"); and
                                                           ---------------

          (iv) a Mandatory Redemption Event (as defined herein) has not occurred and is not continuing, and no event has occurred that with the giving of notice or passage of time, or both, would constitute a Mandatory Redemption Event.

     (e)     Exercise  of  Stock  Payment  Option.  In  order for the Company to
             ------------------------------------
exercise the Stock Payment Option with respect to a Dividend Payment Date, it must deliver written notice thereof (a "Stock Payment Exercise Notice") to each
                                         -----------------------------
Holder on or before the tenth (10th) Business Day prior to such Dividend Payment Date. Upon delivering a Stock Payment Exercise Notice to a Holder, the Company thereafter shall be irrevocably bound by its election made therein, subject to the satisfaction of the Stock Payment Conditions, to deliver Dividend Payment Shares on the applicable Dividend Payment Share Delivery Date (as defined below). In the event that the Company does not deliver a Stock Payment Exercise Notice within the time frame specified in the first sentence of this paragraph
(e), or if the Stock Payment Conditions are not satisfied as of the relevant Dividend Payment Date, the Company shall pay the Dividends due on such Dividend Payment Date in cash.

     (f)     Delivery  of  Dividend  Payment Shares.  Upon exercise of the Stock
             --------------------------------------
Payment Option, the Company shall deliver to each Holder, on or before the third
(3rd) Business Day following the applicable Dividend Payment Date (the "Dividend
                                                                        --------
Payment  Share  Delivery  Date"), the aggregate number of whole Dividend Payment
------------------------------
Shares that is determined by dividing (x) the amount of the Dividend to which such Holder is entitled as of such Dividend Payment Date with respect to all of such Holder's Preferred Shares by (y) the Conversion Price in effect on such Dividend Payment Date. The Company shall effect delivery of Dividend Payment Shares to a Holder by, as long as the Company's transfer agent ("Transfer
                                                                        --------
Agent")  is participating in the Depository Trust Company ("DTC") Fast Automated
-----                                                       ---
Securities  Transfer  program  ("FAST"), crediting the account of such Holder or
                                 ----
its nominee at DTC with the number of Dividend Payment Shares required to be delivered, no later than the close of business on such Dividend Payment Share Delivery Date. In the event that the Transfer Agent is not a participant in FAST as of the applicable Dividend Payment Share Delivery Date, or if a Holder specifies in the applicable Conversion Notice (as defined below) or otherwise notifies the Company in writing prior to the applicable Dividend Payment Date that such Holder wishes to receive physical certificates, the Company shall effect delivery of Dividend Payment Shares by delivering to the Holder or its nominee physical certificates representing such Dividend Payment Shares, no later than the close of business on such Dividend Payment Share Delivery Date. No fractional Dividend Payment Shares shall be issued; the Company shall, in lieu thereof, either issue a number of Dividend Payment Shares which reflects a rounding up to the next whole number of shares or pay such amount in cash. Dividend Payment Shares shall be fully paid and non-assessable, free and clear of any liens, claims, preemptive rights or encumbrances imposed by or through the Company.

     (g)     Failure  to Deliver Dividend Payment Shares.  In the event that the
             -------------------------------------------
Company fails for any reason to deliver to a Holder certificates representing the appropriate number of Dividend Payment Shares on or before the Dividend Payment Share Delivery Date therefore, and such failure continues for three (3) Business Days following such Dividend Payment Share Delivery Date, the Company Shall pay  to such Holder payments in the amount of (i) (N/365) multiplied by (ii) the
                                                          -------------
amount of such Dividend multiplied by (iii) the Default Interest Rate, where "N"
                        -------------
equals the number of days elapsed between the original Dividend Payment Share Delivery Date for such Dividend Payment Shares and the date on which all of the certificates representing such Dividend Payment Shares are issued and delivered to such Holder. Amounts payable under this subparagraph (g) shall be paid to the Holder in immediately available funds on or before the fifth (5th) Business Day of the calendar month immediately following the calendar month in which such amounts have accrued. Each Holder shall have the right to pursue actual damages for the Company's failure to issue and deliver Dividend Payment Shares on the Dividend Payment Share Delivery Date for a Dividend, including, without limitation, damages relating to any purchase of shares of Common Stock by such Holder to make delivery on a sale effected in anticipation of receiving Dividend Payment Shares, such damages to be in an amount equal to (A) the aggregate amount paid by such Holder for the shares of Common Stock so purchased minus (B)
                                                                       -----
the aggregate amount of net proceeds, if any, received by such Holder from the sale of the Dividend Payment Shares issued by the Company with respect to such Dividend, and such Holder shall have the right to pursue all other remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief).

5.     CONVERSION.
       ----------

     (a)     Right  to Convert.  Each Holder shall have the right to convert, at
             -----------------
any time and from time to time after the Issue Date, all or any part of the Preferred Shares held by such Holder into such number of fully paid and non-assessable shares ("Conversion Shares") of the Common Stock as is determined
                        -----------------
in  accordance  with  the  terms  hereof  (a  "Conversion").
                                               ----------

     (b)     Conversion  Notice.  In order to convert Preferred Shares, a Holder
             ------------------
shall send by facsimile transmission, at any time prior to 6:00 p.m., eastern time, on the date on which such Holder wishes to effect such Conversion (the "Conversion Date"), (i) a notice of conversion (a "Conversion Notice"), in
 ----------------                                        -----------------
substantially the form of Exhibit A hereto, to the Company stating the number of Preferred Shares to be converted, the amount of Dividends accrued (but remaining unpaid) thereon, and a calculation of the number of shares of Common Stock issuable upon such Conversion and (ii) a copy of the certificate or certificates representing the Preferred Shares being converted. The Holder shall thereafter send the original of the Conversion Notice and of such certificate or certificates to the Company. The Company shall issue a new certificate for Preferred Shares to the Holder in the event that less than all of the Preferred Shares represented by a certificate are converted; provided, however, that the
                                                     --------  -------
failure of the Company to deliver such new certificate shall not affect the ability of the Holder to submit a further Conversion Notice with respect to such Preferred Shares and, in such case, the Holder shall be deemed to have submitted the original of such new certificate at the time that it submits such further Conversion Notice. Except as otherwise provided herein, upon delivery of a Conversion Notice by a Holder in accordance with the terms hereof, such Holder shall, as of the applicable Conversion Date, be deemed for all purposes to be the record owner of the Common Stock to which such Conversion Notice relates. In the case of a dispute between the Company and a Holder as to the calculation of the Conversion Price or the number of Conversion Shares issuable upon a Conversion (including without limitation the calculation of any adjustment to the Conversion Price pursuant to Section 6 below), the Company shall issue to such Holder the number of Conversion Shares that are not disputed within the time periods specified in paragraph 5(d) below and shall submit the disputed calculations to its independent accountant within two (2) Business Days of receipt of such Holder's Conversion Notice. The Company shall cause such accountant to calculate the Conversion Price as provided herein and to notify the Company and such Holder of the results in writing no later than five (5) Business Days following the Company's receipt of such Holder's Conversion Notice (such 5th Business Day being referred to herein as the "Disputed Share
                                                                  --------------
Calculation  Date").  Such  accountant's  calculation shall be deemed conclusive
-----------------
absent manifest error. The fees of any such accountant shall be borne by the party whose calculations were most at variance with those of such accountant.

     (c)     Number of Conversion Shares.  The number of Conversion Shares to be
             ---------------------------
delivered by the Company pursuant to a Conversion shall be determined by dividing (i) the aggregate Liquidation Preference of the Preferred Shares to be converted by (ii) the Conversion Price in effect on the applicable Conversion Date.

     (d)     Delivery  of  Conversion  Shares.  Upon  receipt of a fax copy of a
             --------------------------------
Conversion Notice from a Holder, the Company shall, no later than the close of business on the earlier to occur of (i) the third (3rd) Business Day following the Conversion Date set forth in such Conversion Notice and (ii) the date after the date on which the Company receives the original Conversion Notice and
Preferred  Shares  (the  "Delivery  Date"),  issue  and  deliver or caused to be
                          --------------
delivered to such Holder the number of Conversion Shares determined pursuant to paragraph 5(c) above, provided, however, that any Conversion Shares that are the
                      --------  -------
subject of a Dispute Procedure shall be delivered no later than the close of business on the third (3rd) Business Day following the determination made pursuant thereto. The Company shall effect delivery of Conversion Shares to such Holder by, as long as the Transfer Agent participates in FAST, crediting the account of such Holder or its nominee at DTC (as specified in the applicable Conversion Notice) with the number of Conversion Shares required to be delivered, no later than the close of business on such Delivery Date. In the event that the Transfer Agent is not a participant in FAST or if a Holder so specifies in a Conversion Notice or otherwise in writing on or before the Conversion Date, the Company shall effect delivery of Conversion Shares by delivering to such Holder or its nominee physical certificates representing such Conversion Shares, no later than the close of business on such Delivery Date. If any Conversion would create a fractional Conversion Share, such fractional Conversion Share shall be disregarded and the number of Conversion Shares issuable upon such Conversion, in the aggregate, shall be the next closest number of Conversion Shares. Conversion Shares delivered to a Holder shall not contain any restrictive legend as long as the resale of such Conversion Shares
(x) is covered by an effective Registration Statement (as defined in the Registration Rights Agreement), (y) has been made pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), or (z) may be made
                                            --------------
pursuant to Rule 144(k) under the Securities Act or any successor rule or provision.

     (e)     Failure  to  Deliver  Conversion  Shares.
             ----------------------------------------

          (i) In the event that, for any reason, a Holder has not received certificates (without any restrictive legend in the circumstances described in clause (x), (y) or (z) of paragraph 5(d) above) representing the number of Conversion Shares specified in the applicable Conversion Notice on or before the Delivery Date therefore (a "Conversion Default"), and such failure to deliver
                               ------------------
certificates continues for ten (10) Business Days following the delivery of written notice thereof from such Holder (such tenth Business Day being referred to herein as the "Conversion Default Date"), the Company
                      -------------------------
shall  pay to such Holder payments ("Conversion Default Payments") in the amount
                                     ---------------------------
of  (A) "N" multiplied by (B) the aggregate Stated Value of the Preferred Shares
            -------------
which  are  the subject of such Conversion Default multiplied by (C) one percent
                                                   -------------
(1%), where "N" equals the number of days elapsed between the Conversion Default Date and the date on which all of the certificates (without any restrictive legend in the circumstances described in clause (x), (y) or (z) of paragraph 5(d) above) representing such Conversion Shares are issued and delivered to such Holder. Amounts payable hereunder shall be paid to the Holder in immediately available funds on or before the fifth (5th) Business Day of the calendar month immediately following the calendar month in which such amounts have accrued.

          (ii) In addition to any other remedies provided herein, each Holder shall have the right to pursue actual damages for the Company's failure to issue and deliver Conversion Shares on the applicable Delivery Date (including, without limitation, damages relating to any purchase of shares of Common Stock by such Holder to make delivery on a sale lawfully effected in anticipation of receiving Conversion Shares upon Conversion, such damages to be in an amount equal to (A) the aggregate amount paid by such Holder for the shares of Common Stock so purchased minus (B) the aggregate Conversion Price for
                                    -----
such Conversion Shares, and such Holder shall have the right to pursue all other remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief).

     (f)     Conversion  at  Maturity.  On the Maturity Date, the Company shall,
             ------------------------
at its option, either (i) require that each Preferred Share then outstanding automatically convert into Conversion Shares or (ii) pay to the Holder thereof cash in the amount of the Liquidation Preference for each Preferred Share then outstanding; provided, however, that if, on the Maturity Date, (i) the number of
             --------  -------
shares of Common Stock authorized, unissued and unreserved for all other purposes, or held in the Company's treasury, is not sufficient to effect the issuance and delivery of the number of Conversion Shares into which all outstanding Preferred Shares are then convertible, (ii) the Common Stock is not designated for quotation or listed on the Nasdaq SmallCap Market, the Nasdaq National Market or the New York Stock Exchange or trading in the Common Stock on such market or exchange has been suspended, or (iii) a Mandatory Redemption Event (as defined), or an event that with the giving of notice or passage of time, or both, would constitute a Mandatory Redemption Event, has occurred and is continuing, the Company shall be required to pay to the Holder thereof cash in the amount of the Liquidation Preference for each Preferred Share then outstanding. Any amounts of cash due on the Maturity Date that are not paid within five (5) Business Days thereof shall bear interest until paid at the Default Interest Rate.

6.     CONVERSION  LIMITATIONS.
       -----------------------

     In no event shall a Holder be permitted to convert any Preferred Shares in excess of the number of such shares, upon the Conversion of which (x) the number of shares of Common Stock beneficially owned by such Holder (other than shares of Common Stock issuable upon conversion of such Preferred Shares or which would otherwise be deemed beneficially owned except for being subject to a limitation on conversion or exercise analogous to the limitation contained in this paragraph 6) plus (y) the number of shares of Common Stock issuable upon the
               ----
Conversion of such Preferred Shares, would be equal to or exceed (z) 4.99% of the number of shares of Common Stock then issued and outstanding. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder. To the extent that the limitation contained in this paragraph applies (and without limiting any rights the Company may otherwise have), the Company may rely on the Holder's determination of whether Preferred Shares are convertible pursuant to the terms hereof, the Company having no obligation whatsoever to verify or confirm the accuracy of such determination, and the submission of a Conversion Notice by the Holder shall be deemed to be the Holder's representation that the Preferred Shares specified therein are convertible pursuant to the terms hereof. Nothing contained herein shall be deemed to restrict the right of a Holder to convert Preferred Shares at such time as the Conversion thereof will not violate the provisions of this paragraph
6. The limitation contained in this paragraph 6 shall not apply, effective upon written notice from a Holder to the Company, at any time after the public announcement of a Major Transaction (as defined below) or on the Maturity Date.

7.     ADJUSTMENT  TO CONVERSION PRICE. The Conversion Price shall be subject to
       -------------------------------
adjustment from time to time as provided in this Section 7. In the event that any adjustment of the Conversion Price required herein results in a fraction of a cent or fraction of a share, as applicable, the Conversion Price shall be rounded up or down to the nearest cent or share, as applicable.

     (a)     Subdivision or Combination of Common Stock.  If the Company, at any
             ------------------------------------------
time after the Issue Date, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the outstanding shares of Common Stock into a greater number of shares, then after the date of record for effecting such subdivision, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company, at any time after the Issue Date, combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the outstanding shares of Common Stock into a smaller number of shares, then, after the date of record for effecting such combination, the Conversion Price in effect immediately prior to such combination will be proportionally increased.

     (b)     Distributions.  If  the  Company  shall  declare  or  make  any
             -------------
distribution  of  its  assets  (or  rights  to acquire its assets) to holders of
Common Stock as a partial liquidating dividend or otherwise (including any dividend or distribution to the Company's stockholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary) (a "Distribution"),
                                                                 ------------
the  Company  shall deliver written notice of such Distribution (a "Distribution
                                                                    ------------
Notice") to each Holder at least fifteen (15) Business Days prior to the earlier
------
to occur of (i) the record date for determining stockholders entitled to such Distribution (the "Record Date") and (ii) the date on which such Distribution is
                   -----------
made  (the  "Distribution Date").  In the Distribution Notice, the Company shall
             -----------------
indicate that each Holder shall be entitled to receive either (A) the same amount and type of assets being distributed in such Distribution as though the Holder were a holder on the Record Date therefore of a number of shares of Common Stock into which the Preferred Shares held by such Holder are convertible as of such Record Date (such number of shares to be determined at the Conversion Price then in effect and without giving effect to any limitations on such conversion) or (B) a reduction in the Conversion Price as of the Record Date therefore, such reduction to be effected by reducing the Conversion Price in effect on the Business Day immediately preceding the Record Date by an amount equal to the fair market value of the assets to be distributed divided by the
                                                                  ----------
number of shares of Common Stock as to which such Distribution is to be made, such fair market value to be reasonably determined in good faith by the independent members of the Company's Board of Directors. If the Company does not notify the Holders of whether it has elected clause (A) or (B) in the preceding sentence on or prior to the Distribution Date, the Company shall be deemed to have elected clause (A) of the preceding sentence.

     (c)     Dilutive  Issuances.
             -------------------

          (i)     Adjustment  Upon Dilutive Issuance.  If, at any time after the
                  ----------------------------------
Issue Date, the Company issues or sells, or in accordance with paragraph (c)(ii) below, is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share less than the Conversion Price on the date of such issuance or sale (or deemed issuance or sale) (a "Dilutive
                                                                        --------
Issuance"),  then  the  Conversion  Price  shall  be  adjusted  as  follows:
--------

               (A) If such Dilutive Issuance occurs prior to the Effective Date, then effective immediately upon the Dilutive Issuance, the Conversion Price shall be adjusted so as to equal the consideration received or receivable by the Company (on a per share basis) for the additional shares of Common Stock so issued, sold or deemed issued or sold in such Dilutive Issuance (which, in the case of a deemed issuance or sale, shall be calculated in accordance with subparagraph (ii) below). Notwithstanding the foregoing, prior to the Effective Date, the Company will not engage in any transaction that would result in the issuance or deemed issuance of shares of Common Stock) for no consideration.

               (B) If such Dilutive Issuance occurs on or after the Effective Date,, then effective immediately upon the Dilutive Issuance, the Conversion Price shall be adjusted so as to equal an amount determined by multiplying such Conversion Price by the following fraction:

                                    N0 + N1
                                    -------
                                    N0 + N2

     where:

               N0  =     the  number  of  shares  of  Common  Stock  outstanding
                         immediately  prior  to  the  issuance,  sale  or deemed
                         issuance  or  sale  of such additional shares of Common
                         Stock  in  such  Dilutive Issuance (without taking into
                         account  any  shares  of  Common  Stock  issuable  upon
                         conversion,  exchange  or exercise of any securities or
                         other  instruments  which  are  convertible  into  or
                         exercisable  or  exchangeable  for  Common  Stock
                         ("Convertible  Securities")  or  options,  warrants  or
                           -----------------------
                         other  rights to purchase or subscribe for Common Stock
                         or  Convertible  Securities  ("Purchase  Rights"));
                                                        ----------------

               N1  =     the  number  of  shares  of  Common  Stock  which  the
                         aggregate consideration, if any, received or receivable by the Company for the total number of such additional shares of Common Stock so issued, sold or deemed issued or sold in such Dilutive Issuance (which, in the case of a deemed issuance or sale, shall be calculated in accordance with subparagraph (ii) below) would purchase at the Conversion Price in effect immediately prior to such Dilutive Issuance; and

               N2  =     the number of such additional shares of Common Stock so
                         issued,  sold or deemed issued or sold in such Dilutive
                         Issuance.

               Notwithstanding the foregoing, no adjustment shall be made pursuant hereto if such adjustment would result in an increase in the Conversion Price.

               (ii)     Effect  On  Conversion  Price  Of  Certain  Events.  For
                        --------------------------------------------------
     purposes  of  determining  the adjusted Conversion Price under subparagraph
     (i)  of  this  paragraph  (c),  the  following  will  be  applicable:

               (1)     Issuance  Of  Purchase  Rights.  If the Company issues or
                       ------------------------------
     sells any Purchase Rights, whether or not immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Purchase Rights (and the price of any conversion of Convertible Securities, if applicable) is less than the Conversion Price in effect on the date of issuance or sale of such Purchase Rights, then the maximum total number of shares of Common Stock issuable upon the exercise of all such Purchase Rights (assuming full conversion, exercise or exchange of Convertible Securities, if applicable) shall, as of the date of the issuance or sale of such Purchase Rights, be deemed to have been issued and sold by the Company for such price per share. For purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon the exercise of such Purchase Rights" shall be determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Purchase Rights, plus the minimum aggregate amount of additional consideration (without giving effect to any anti-dilution provisions), if any, payable to the Company upon the exercise of all such Purchase Rights, plus, in the case of
                                                            ----
     Convertible Securities issuable upon the exercise of such Purchase Rights, the minimum aggregate amount of additional consideration payable upon the conversion, exercise or exchange of all such Convertible Securities (determined in accordance with the calculation method set forth in subparagraph (ii)(2) below), by (y) the maximum total number of shares of Common Stock issuable upon the exercise of all such Purchase Rights (assuming full conversion, exercise or exchange of Convertible Securities, if applicable). Except as provided in subparagraph (ii)(3) below, no further adjustment to the Conversion Price shall be made upon the actual issuance of such Common Stock upon the exercise of such Purchase Rights or upon the conversion, exercise or exchange of Convertible Securities issuable upon exercise of such Purchase Rights.

               (2)     Issuance  Of  Convertible  Securities.  If  the  Company
                       -------------------------------------
     issues or sells any Convertible Securities, whether or not immediately convertible, exercisable or exchangeable, and the price per share for which Common Stock is issuable upon such conversion, exercise or exchange is less than the Conversion Price in effect on the date of issuance or sale of such Convertible Securities, then the maximum total number of shares of Common Stock issuable upon the conversion, exercise or exchange of all such
     Convertible  Securities  (without  giving  effect  to  any  anti-dilution provisions)  shall,  as  of  the  date  of  the
     issuance or sale of such Convertible Securities, be deemed to have been issued and sold by the Company for such price per share. If the Convertible Securities so issued or sold do not have a fluctuating conversion or Conversion Price or exchange ratio, then for the purposes of the immediately preceding sentence, the "price per share for which Common Stock is issuable upon such conversion, exercise or exchange" shall be determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion, exercise or exchange of all such Convertible Securities (determined in accordance with the calculation method set forth in this subparagraph (ii)(2)), by (B) the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities. If the Convertible Securities so issued or sold have a fluctuating conversion or Conversion Price or exchange ratio (a "Variable Rate Convertible
                                                  ---------------------------
     Security"),  then  for  purposes of the first sentence of this subparagraph
     --------
     (ii)(2), the "price per share for which Common Stock is issuable upon such conversion, exercise or exchange" shall be deemed to be the lowest price per share which would be applicable (assuming all holding period and other conditions to any discounts contained in such Variable Rate Convertible Security have been satisfied) if the conversion price of such Variable Rate Convertible Security on the date of issuance or sale thereof were seventy-five percent (75%) of the actual conversion price on such date (the "Assumed Variable Market Price"), and, further, if the conversion price of
      ------------------------------
     such Variable Rate Convertible Security at any time or times thereafter is less than or equal to the Assumed Variable Market Price last used for making any adjustment under this Section 7(c) with respect to any Variable Rate Convertible Security, the Conversion Price in effect at such time shall be readjusted to equal the Conversion Price which would have resulted if the Assumed Variable Market Price at the time of issuance of the Variable Rate Convertible Security had been seventy-five percent (75%) of the actual conversion price of such Variable Rate Convertible Security existing at the time of the adjustment required by this sentence. No further adjustment to the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion, exercise or exchange of such Convertible Securities.

               (3)     Change In Option Price Or Conversion Rate.  If there is a
                       -----------------------------------------
     change at any time in (x) the amount of additional consideration payable to the Company upon the exercise of any Purchase Rights; (y) the amount of additional consideration, if any, payable to the Company upon the conversion, exercise or exchange of any Convertible Securities the adjustment for which is not otherwise covered under subparagraph (ii)(2) above; or (z) the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Common Stock, then in any such case, the Conversion Price in effect at the time of such change shall be readjusted to the Conversion Price which would have been in effect at such time had such Purchase Rights or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion, exercise or exchange rate, as the case may be, at the time initially issued or sold.

               (4)     Calculation  Of  Consideration  Received.  If  any Common
                       ----------------------------------------
     Stock, Purchase Rights or Convertible Securities are issued or sold for cash, the consideration received therefore will be the amount received by the Company therefore. In case any

     Common Stock, Purchase Rights or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, including in the case of a strategic or similar arrangement in which the other entity will provide services to the Company, purchase services from the Company or otherwise provide intangible consideration to the Company, the amount of the consideration other than cash received by the Company
     (including the net present value of the consideration expected by the Company for the provided or purchased services) shall be the fair market value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the average of the last sale prices thereof on the principal market for such securities during the period of ten Trading Days immediately preceding the date of receipt. In case any Common Stock, Purchase Rights or Convertible Securities are issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefore will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Purchase Rights or Convertible Securities, as the case may be. The independent members of the Company's Board of Directors shall calculate reasonably and in good faith, using standard commercial valuation methods appropriate for valuing such assets, the fair market value of any consideration other than cash or securities; provided, however, that if the Holder does not agree to such fair market value calculation within three Business Days after receipt thereof from the Company, then such fair market value shall be determined in good faith by an investment banker or other appropriate expert of national reputation selected by the Holder and reasonably acceptable to the Company, with the costs of such appraisal to be borne by the Company.

               (iii)     Exceptions  To  Adjustment  Of  Conversion  Price.
                         -------------------------------------------------
     Notwithstanding the foregoing, no adjustment to the Conversion Price shall be made pursuant to this Section 7(c) upon the issuance of any Excluded Securities. For purposes hereof, "Excluded Securities" means (I) securities
                                       -------------------
     purchased under the Securities Purchase Agreement and securities issued upon conversion or exercise of the Preferred Stock or the Warrants; (II) shares of Common Stock issuable or issued to employees, consultants or directors from time to time upon the exercise of options, in such case granted or to be granted in the discretion of the Board of Directors pursuant to one or more stock option plans or agreements or restricted stock plans or agreements in effect as of the Issue Date and up to an additional 500,000 shares of Common Stock issuable or issued to employees or directors from time to time upon the exercise of options, which may be granted in the discretion of the Board of Directors pursuant to one or more stock option plans or agreements or restricted stock plans or agreements approved by the independent directors of the Board of Directors after the Issue Date; (III) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization of the Company; and (IV) shares of Common Stock issued in connection with the acquisition by the Company of any corporation or other entity as long as a fairness opinion with respect to such acquisition is rendered by an investment bank of national recognition.

               (iv)     Notice  Of  Adjustments.  Upon  the  occurrence  of each
                        -----------------------
     adjustment or readjustment of the Conversion Price pursuant to this Section 7(c) resulting in a change in the Conversion Price by more than one percent (1%), or any change in the number or type of stock, securities and/or other property issuable upon conversion of the Series A Preferred Stock, the Company, at its expense, shall promptly compute such adjustment or readjustment or change and prepare and furnish to each Holder a certificate setting forth such adjustment or readjustment or change and showing in detail the facts upon which such adjustment or readjustment or change is based. The Company shall, upon the written request at any time of a Holder, furnish to such Holder a like certificate setting forth (I) such adjustment or readjustment or change, (II) the Conversion Price at the time in effect and (III) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of the Series A Preferred Stock.

     (d)     Major  Transactions.  In  the  event  of  a  merger, consolidation,
             -------------------
business combination, tender offer, exchange of shares, recapitalization, reorganization, redemption or other similar event, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities or other assets of the Company or another entity or the Company shall sell all or substantially all of its assets (each of the foregoing being a "Major Transaction"), the
                                                        -----------------
Company will give the Holder at least thirty (30) days written notice prior to the closing of such Major Transaction, and: (i) each Holder shall be permitted to convert the Preferred Shares held by such Holder in whole or in part at any time prior to the record date for the receipt of such consideration and shall be entitled to receive, for each share of Common Stock issuable to such Holder for such exercise, the same per share consideration payable to the other holders of Common Stock in connection with such Major Transaction, and (ii) if and to the extent that a Holder retains any Preferred Shares following such record date, the Company will cause the surviving or, in the event of a sale of assets, purchasing entity, as a condition precedent to such Major Transaction, to assume the obligations of the Company with respect to the Series A Preferred Stock, with such adjustments to the Conversion Price and the securities covered hereby as may be necessary in order to preserve the economic benefits of the Series A Preferred Stock to such Holder.

     (e)     Adjustments; Additional Shares, Securities or Assets.  In the event
             ----------------------------------------------------
that at any time, as a result of an adjustment made pursuant to this Section 7, each Holder shall, upon conversion of such Holder's Preferred Shares, become entitled to receive securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 7.

8.     FORCED  CONVERSION.
       ------------------

     (a)     Forced  Conversion.  In  the  event  that all of the Milestones are
             ------------------
satisfied on each Trading Day occurring during any period of twenty-two (22) consecutive Trading Days commencing after the Issue Date (a "Forced Conversion
                                                               -----------------
Period"),  the  Company  shall  have  the  right  to  require  Conversion of the
------
Preferred Shares then outstanding (a "Forced Conversion"). In the event of a Forced Conversion, the Company and the Holder shall follow the procedures for
------------------
Conversion set forth in Section 5 above, with the Forced Conversion Date (as defined below) deemed to be the Conversion Date for purposes of Section 5, except that the Holder shall not be required to send a Conversion Notice as contemplated by paragraph (b) of Section 5.

     (b)     Forced  Conversion  Notice.  In order to effect a Forced Conversion
             --------------------------
hereunder, the Company must deliver to each Holder written notice thereof (a "Forced Conversion Notice") on or before 5:00 p.m. (eastern time) on the
 --------------------------
Business Day immediately following the last Trading Day of the Forced Conversion Period (such Business Day, the "Forced Conversion Date") and, at the same time
                                  ----------------------
that it delivers such notice, the Company shall send a copy of such notice by email to each Holder as long as such Holder has provided an email address to the Company. Notwithstanding the delivery by the Company of a Forced Conversion Notice, nothing contained herein shall be deemed to limit in any way (i) the right of a Holder to convert such Holder's Preferred Shares prior to the Forced Conversion Date or (ii) the availability of any and all remedies that are provided to a Holder hereunder, including without limitation in the event that the Company fails to deliver Conversion Shares upon a Forced Conversion as required by the terms of Section 5 hereof. The Forced Conversion Notice shall specify the aggregate Stated Value of the Preferred Shares that are subject to the Forced Conversion; provided, however, that the Forced Conversion shall not be effective to the extent that the Forced Conversion violates Section 6 of this
                                                               ---------
Agreement, and (ii) shall be allocated among the holders of the Preferred Shares on a pro rata basis; provided, however, that in no event shall any Preferred
                         --------  -------
Share be converted hereunder if, as a result, any limitation on Conversion contained herein or in the Securities Purchase Agreement would be violated. On the Forced Conversion Date, each Holder will be deemed to have converted Preferred Shares with a Stated Value equal to (A) its pro rata share of the aggregate Stated Value specified in the Forced Conversion Notice minus (B) the Stated Value of any Preferred Shares converted by the Holder during the twenty-two trading days immediately preceding the Forced Conversion Date.

     (c)     Subsequent  Forced Conversion.  The Company may request one or more
             -----------------------------
Forced Conversions, provided that (i) there must be at least twenty-two (22) consecutive Trading Days between each such Forced Conversion and (ii) all Milestones must be satisfied prior to any such Forced Conversion.


9.     REDEMPTION.
       ----------

     (a)     Mandatory  Redemption.  In  the  event  that a Mandatory Redemption
             ---------------------
Event (as defined below) occurs, each Holder shall have the right to require the Company to redeem all or any portion of the Preferred Shares held by such Holder (a "Mandatory Redemption") at the Mandatory Redemption Price (as defined
     ---------------------
herein). In order to exercise its right to effect a Mandatory Redemption, a Holder must deliver a written notice (a "Mandatory Redemption Notice") to the
                                            ---------------------------
Company at any time on or before 6:00 p.m. (eastern time) on the third (3rd) Business Day following the Business Day on which the Mandatory Redemption Event to which such Mandatory Redemption Notice relates is no longer continuing. The Mandatory Redemption Notice shall specify the effective date of such Mandatory Redemption (the "Mandatory Redemption Date") and the number of such shares to be
                 -------------------------
redeemed.

     (b)     Mandatory  Redemption Event.  Each of the following events shall be
             ---------------------------
deemed  a  "Mandatory  Redemption  Event":
            ----------------------------

          (i) the Company fails to issue shares of Common Stock to a Holder and deliver certificates representing such shares to such Holder as and when required by the provisions hereof upon conversion of any Preferred Shares, or as and when required by the terms of a Warrant upon exercise of such Warrant, and such failure continues for ten (10) Business Days;

          (ii) the Company fails to file the Registration Statement on or before the Filing Deadline (as defined in the Registration Rights Agreement); or

          (iii)     a  Change  of  Control  occurs.

     (c)     Mandatory Redemption Price.  The "Mandatory Redemption Price" shall
             --------------------------        --------------------------
be  equal  to  (i)  the  Stated  Value  of  the  Preferred Shares being redeemed multiplied  by  one  hundred  and  one  percent  (101%)  plus  (ii)  accrued and
--------------                                           ----
unpaid  Dividends  thereon.

     (d)     Payment  of  Mandatory  Redemption  Price.
             -----------------------------------------

          (i) The Company shall pay the Mandatory Redemption Price to the Holder exercising its right to redemption on the later to occur of (i) the fifth
(5th) Business Day following the Mandatory Redemption Date and (ii) the date on which the Preferred Shares being redeemed are delivered by the Investor to the Company for cancellation (the "Mandatory Redemption Payment Date").
                                   ------------------------------------

          (ii) If Company fails to pay the Mandatory Redemption Price to the Holder on or before the Mandatory Redemption Date, the Holder shall be entitled to interest thereon, from and after the Mandatory Redemption Payment Date until the Mandatory Redemption Price has been paid in full, at an annual rate equal to the Default Interest Rate.

10.     MISCELLANEOUS.
        -------------

     (a)     Transfer of Preferred Shares.  Upon notice to the Company, a Holder
             -----------------------------
may sell or transfer all or any portion of the Preferred Shares to any person or entity as long as such sale or transfer is the subject of an effective registration statement under the Securities Act or is exempt from registration thereunder and otherwise is made in accordance with the terms of the Securities Purchase Agreement. From and after the date of such sale or transfer, the transferee thereof shall be deemed to be a Holder. Upon any such sale or transfer, the Company shall, promptly following the return of the certificate or certificates representing the Preferred Shares that are the subject of such sale or transfer, issue and deliver to such transferee a new certificate in the name of such transferee.

     (b)     Notices.  Any notice, demand or request required or permitted to be
             -------
given by the Company or an Investor pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

          If  to  the  Company:

          Citadel  Security  Software  Inc.
          8750 N. Central Expy.
          Suite 100
          Dallas, TX 75231
          Attn: Steven B. Solomon
          Phone: (214) 750-2454
          Fax:  (214)  520-0034

          with  a  copy  to:

          David  Allen  Wood,  P.C.
          12770  Coit  Road,  Suite  1100
          Dallas,  Texas  75251
          Attn:     David  A.  Wood
          Tel:     (972)  458-0300
          Fax:     (972)  458-0301


and if to any Holder, to such address for such Holder as shall be designated by such Holder in writing to the Company.

     (c)     Lost  or  Stolen  Certificate.  Upon  receipt  by  the  Company  of
             -----------------------------
evidence of the loss, theft, destruction or mutilation of a certificate representing Preferred Shares, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company and the Transfer Agent, and upon surrender and cancellation of such certificate if mutilated, the Company shall execute and deliver to the Holder a new certificate identical in all respects to the original certificate.

     (d)     No  Voting  Rights.  Except  as  provided  by  applicable  law  and
             ------------------
paragraph 10(g) below, the Holders of the Preferred Shares shall have no voting rights with respect to the business, management or affairs of the Company; provided that the Company shall provide each Holder with prior notification of each meeting of stockholders (and copies of proxy statements and other information sent to such stockholders).

     (e)     Remedies.  The remedies provided to a Holder in this Certificate of
             --------
Designation shall be cumulative and in addition to all other remedies available to such Holder under this Certificate of Designation or under any Transaction Document (as defined in the Securities Purchase Agreement), at law or in equity (including without limitation a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing contained herein shall limit such Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designation. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder hereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a material breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate. The Company agrees, in the event of any such breach or threatened breach, each Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

     (f)     Failure  or Delay not Waiver.  No failure or delay on the part of a
             -----------------------------
Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

     (g)     Protective  Provisions.
             ----------------------

          So long as shares of Series A Preferred Stock are outstanding, the Company shall not, without first obtaining the approval of the Holders of at least two-thirds (2/3) of outstanding shares of Series A Preferred Stock:

               (i) alter, change, modify or amend (x) the terms of the Series A Preferred Stock in any way or (y) the terms of any other capital stock of the Company so as to affect adversely the Series A Preferred Stock;

               (ii) create any new class or series of capital stock having a preference over or ranking pari passu with the Series A Preferred Stock as to redemption or distribution of assets upon a Liquidation Event or any other liquidation, dissolution or winding up of the Company;

               (iii) increase the authorized number of shares of Series A Preferred Stock;

               (iv) re-issue any shares of Series A Preferred Stock which have been converted or redeemed in accordance with the terms hereof;

               (v) issue any Pari Passu Securities or Senior Securities (other than revolving credit and term loan facilities in an amount not to exceed $3.5 million);

               (vi) redeem, or declare, pay or make any provision for any dividend or distribution with respect to Junior Securities; or

               (vii) issue any Series A Preferred Stock except pursuant to the terms of the Securities Purchase Agreement.

     In the event that the Holders of at least two-thirds of the outstanding shares of Series A Preferred Stock agrees to allow the Company to alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock pursuant to the terms hereof, then the Company will deliver notice of such approved change to the holders of the Series A Preferred Stock that did not agree to such alteration or change (the "Dissenting Holders") and the Dissenting
                                         ------------------
Holders shall have the right for a period of thirty (30) days following such delivery to convert their Preferred Shares pursuant to the terms hereof as they existed prior to such alteration or change, or to continue to hold such Preferred Shares. No such change shall be effective to the extent that, by its terms, it applies to less than all of the Holders of Preferred Shares then outstanding.


                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the Company has executed this Certificate of Designation as of the 9th day of February, 2004.



CITADEL SECURITY SOFTWARE INC.


By:           /s/ Steven B. Solomon
   --------------------------------------
       Name:      Steven B. Solomon
       Title:     Chief Executive Officer

                                                                       EXHIBIT A
                                                                      ----------

                              NOTICE OF CONVERSION

The undersigned hereby elects to convert shares of Series A Convertible Preferred Stock (the "Preferred Stock"), represented by stock certificate No(s). ______________ (the "Preferred Stock Certificates"), into shares of common stock ("Common Stock") of CITADEL SECURITY SOFTWARE INC. according to the terms and conditions of the Certificate of Designation relating to the Preferred Stock (the "Certificate of Designation"), as of the date written below. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Certificate of Designation. Unless otherwise specified in writing to the Company, the undersigned represents to the Company that the shares of Common Stock covered by this notice have been or will be sold pursuant to the terms of an effective registration statement.

                         Date  of  Conversion:
                                              ----------------------------------

                         Stated Value of
                         Preferred Stock to be Converted:
                                                         -----------------------

                         Applicable Conversion Price:
                                                     ---------------------------

                         Number of Shares of
                         Common Stock to be Issued:
                                                   -----------------------------

                         Name of Holder:
                                        ----------------------------------------

                         Address:
                                      ------------------------------------------

                                      ------------------------------------------

                                      ------------------------------------------

                         Signature:
                                      ------------------------------------------
                                      Name:
                                      Title:

Holder  Requests  Delivery  to  be  made:  (check  one)
----------------------------------------

[ ]   By  Delivery  of  Physical  Certificates  to  the  Above  Address

[ ]   Through  Depository  Trust  Corporation
      (Account_____________________)

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS SHALL BE EFFECTIVE WITH RESPECT THERETO, OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER. SUBJECT TO COMPLIANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE PLEDGED OR HYPOTHECATED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THIS WARRANT OR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT.

                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                         CITADEL SECURITY SOFTWARE INC.

Issue Date: February 10, 2004                                 Warrant No. ____

     THIS  CERTIFIES  that  Satellite Strategic  Finance  Associates, LLC or any
                            ---------------------------------------------
subsequent  holder hereof (the "Holder"), has the right to purchase from CITADEL
                                ------
SECUIRTY  SOFTWARE  INC.,  a
Delaware  corporation  (the  "Company"),  up  to  1,200,000  fully  paid  and
                              -------
nonassessable shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), subject to adjustment as provided herein, at a price per
       -------------
share equal to the Exercise Price (as defined below), at any time beginning on the date on which this Warrant is issued (the "Issue Date") and ending at 6:00
                                                 ----------
p.m., eastern time, on the date that is the fifth (5th) anniversary of the Issue Date (the "Expiration Date"). This Warrant is issued pursuant to a Securities
             ---------------
Purchase  Agreement,  dated  as  of  February 10, 2004 (the "Securities Purchase
                                     ------------            -------------------
Agreement").  Capitalized terms used herein and not otherwise defined shall have
---------
the  respective  meanings  set  forth  in  the  Securities  Purchase  Agreement.

     1.     Exercise.
            --------

     (a)     Right to Exercise; Exercise Price.  The Holder shall have the right
             ---------------------------------
to exercise this Warrant at any time and from time to time during the period beginning on the Issue Date and ending on the Expiration Date as to all or any part of the shares of Common Stock covered hereby (the "Warrant Shares"). The
                                                          --------------
"Exercise  Price"  for  each  Warrant  Share  purchased  by  the Holder upon the
 ---------------
exercise of this Warrant shall be equal to $5.15 subject to adjustment for the events specified in Section 6 below.

     (b)     Exercise  Notice.  In  order  to  exercise this Warrant, the Holder
             ----------------
shall send by facsimile transmission, at any time prior to 6:00 p.m., eastern time, on the Business Day on which the Holder wishes to effect such exercise (the "Exercise Date"), to the Company an executed copy of the notice of exercise
      -------------
in  the form attached hereto as Exhibit A (the "Exercise Notice"), and a copy of
                                                ---------------
the original Warrant, and, in the case of a Cash Exercise (as defined below), shall forward to the Company the Exercise Price. The Exercise Notice shall also state the name or names (with address) in which the shares of Common Stock that are issuable on such exercise shall be issued. In the case of a dispute as to the calculation of the Exercise Price or the number of Warrant Shares issuable hereunder (including, without limitation, the calculation of any adjustment pursuant to Section 6 below), the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and shall submit the disputed calculations to its certified public accounting firm within two (2) Business Days following the date on which the Exercise Notice is delivered to the Company. The Company shall cause such accountant to calculate the Exercise Price and/or the number of Warrant Shares issuable hereunder and to notify the Company and the Holder of the results in writing no later than three (3) Business Days following the day on which such accountant received the disputed calculations (the "Dispute Procedure"). Such accountant's calculation shall be deemed
       ------------------
conclusive absent manifest error. The fees of any such accountant shall be borne by the party whose calculations were most at variance with those of such accountant.

     (c)     Holder of Record.  The Holder shall, for all purposes, be deemed to
             ----------------
have become the holder of record of the Warrant Shares specified in an Exercise Notice on the Exercise Date specified therein, irrespective of the date of delivery of such Warrant Shares. Except as specifically provided herein, nothing in this Warrant shall be construed as conferring upon the Holder hereof any rights as a stockholder of the Company prior to the Exercise Date.

     (d)     Cancellation  of  Warrant.  This Warrant shall be canceled upon its
             -------------------------
exercise and, if this Warrant is exercised in part, the Company shall, at the time that it delivers Warrant Shares to the Holder pursuant to such exercise as provided herein, issue a new warrant, and deliver to the Holder a certificate representing such new warrant, with terms identical in all respects to this Warrant (except that such new warrant shall be exercisable into the number of shares of Common Stock with respect to which this Warrant shall remain unexercised); provided, however, that the Holder shall be entitled to exercise
               --------   -------
all or any portion of such new warrant at any time following the time at which this Warrant is exercised, regardless of whether the Company has actually issued such new warrant or delivered to the Holder a certificate therefore.

     2.     Delivery  of  Warrant  Shares  Upon  Exercise.  Upon  receipt  of an
            ---------------------------------------------
Exercise Notice pursuant to Section 1 above, the Company shall, (A) in the case of a Cash Exercise no later than the close of business on the later to occur of
(i) the third (3rd) Business Day following the Exercise Date set forth in such Exercise Notice and (ii) such later date on which the Company shall have received payment of the Exercise Price, (B) in the case of a Cashless Exercise (as defined below), no later than the close of business on the third (3rd) Business Day following the Exercise Date set forth in such Exercise Notice, and
(C) with respect to Warrant Shares that are the subject of a Dispute Procedure, the close of business on the third (3rd) Business Day following the determination made pursuant to Section 1(b) (each of the dates specified in (A),
(B)  or (C) being referred to as a "Delivery Date"), issue and deliver or caused
                                    -------------
to  be  delivered  to
the Holder the number of Warrant Shares as shall be determined as provided herein. The Company shall effect delivery of Warrant Shares to the Holder by, as long as the Transfer Agent participates in the Depository Trust Company ("DTC")
                                                                           ---
Fast  Automated  Securities  Transfer program ("FAST"), crediting the account of
                                                ----
the Holder or its nominee at DTC (as specified in the applicable Exercise Notice) with the number of Warrant Shares required to be delivered, no later than the close of business on such Delivery Date. In the event that the Transfer Agent is not a participant in FAST, or if the Warrant Shares are not otherwise eligible for delivery through FAST, or if the Holder so specifies in an Exercise Notice or otherwise in writing on or before the Exercise Date, the Company shall effect delivery of Warrant Shares by delivering to the Holder or its nominee physical certificates representing such Warrant Shares, no later than the close of business on such Delivery Date.

     3.     Failure  to  Deliver  Warrant  Shares.
            -------------------------------------

     (a) In the event that the Company fails for any reason to deliver to the Holder the number of Warrant Shares specified in the applicable Exercise Notice on or before the Delivery Date therefore (an "Exercise Default"), and
                                                         ----------------
such default continues for seven (7) Business Days following delivery of a written notice of such default by the Holder to the Company, the Company shall pay to the Holder payments ("Exercise Default Payments") in the amount of (i)
                                -------------------------
(N/365)  multiplied  by  (ii) the aggregate Exercise Price of the Warrant Shares
         --------------
which  are the subject of such Exercise Default multiplied by (iii) the lower of
                                                -------------
fifteen percent (15%) and the maximum rate permitted by applicable law (the "Default Interest Rate"), where "N" equals the number of days elapsed between
 -----------------------
the original Delivery Date of such Warrant Shares and the date on which all of such Warrant Shares are issued and delivered to the Holder. Cash amounts payable hereunder shall be paid on or before the fifth (5th) Business Day of the calendar month following the calendar month in which such amount has accrued.

     (b) In the event that the Holder has not received certificates representing the Warrant Shares by the seventh (7th) Business Day following an Exercise Default, the Holder may, upon written notice to the Company (an "Exercise Default Notice"), regain on the date of such notice the rights of the
 ------------------------
Holder under the exercised portion of this Warrant that is the subject of such Exercise Default, in which case the Exercise Price upon any subsequent exercise of such portion of this Warrant will be equal to the lesser of (x) the lowest Exercise Price occurring during the period beginning on related Delivery Date and ending on the date on which the Exercise Default Notice is delivered to the Company and (y) the Exercise Price in effect on the applicable Exercise Date (it being understood that the Holder may deliver an Exercise Notice at any time following delivery of an Exercise Default Notice to the Company). In such event, the Holder shall retain all of the Holder's rights and remedies with respect to the Company's failure to deliver such Warrant Shares (including without limitation the right to receive the cash payments specified in Section 3(a) above).

     (c) Nothing herein shall limit the Holder's right to pursue actual damages for the Company's failure to issue and deliver Warrant Shares on the applicable Delivery Date (including, without limitation, damages relating to any purchase of Common Stock by the Holder to make delivery on a sale effected in anticipation of receiving Warrant Shares upon exercise, such damages to be in an amount equal to (A) the aggregate amount paid by the Holder for the

Common  Stock  so  purchased  minus (B) the aggregate amount of net proceeds, if
                              -----
any, received by the Holder from the sale of the Warrant Shares issued by the Company pursuant to such exercise), and the Holder shall have the right to pursue all remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief); provided, however, that, in the event, following an Exercise Default, the
--------   -------
Company delivers to the Holder the Warrant Shares that are required to be issued by the Company pursuant to such exercise, the Holder shall use commercially reasonable efforts to sell such shares promptly following such delivery.

     4.     Exercise  Limitations.  In no event shall the Holder be permitted to
            ---------------------
exercise this Warrant, or part thereof, if, upon such exercise, the number of shares of Common Stock beneficially owned by the Holder (other than shares which would otherwise be deemed beneficially owned except for being subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 4), would exceed 4.99% of the number of shares of Common Stock then issued and outstanding. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder. To the extent that the limitation contained in this Section 4 applies, the submission of an Exercise Notice by the Holder shall be deemed to be the Holder's representation that this Warrant is exercisable pursuant to the terms hereof and the Company shall be entitled to rely on such representation without making any further inquiry as to whether this Section 4 applies. Nothing contained herein shall be deemed to restrict the right of a Holder to exercise this Warrant, or part thereof, at such time as such exercise will not violate the provisions of this Section 4. This Section 4 may not be amended unless such amendment is approved by the holders of a majority  of  the  Common  Stock  then outstanding; provided, however, that this
                                                    --------  -------
Section 4 shall not apply, effective upon written notice from the Holder to the Company, at any time after the public announcement of a Major Transaction (as defined below).

     5.     Payment  of  the  Exercise Price; Cashless Exercise.  The Holder may
            ---------------------------------------------------
pay the Exercise Price in either of the following forms or, at the election of Holder, a combination thereof:

     (a)     through  a  cash  exercise  (a  "Cash  Exercise")  by  delivering
                                              --------------
immediately  available  funds,  or

     (b) if an effective Registration Statement is not available for the resale of all of the Warrant Shares issuable hereunder at the time an Exercise
Notice  is  delivered  to  the Company, through a cashless exercise (a "Cashless
                                                                        --------
Exercise").  The  Holder  may  effect  a  Cashless Exercise by surrendering this
--------
Warrant to the Company and noting on the Exercise Notice that the Holder wishes to effect a Cashless Exercise, upon which the Company shall issue to the Holder the number of Warrant Shares determined as follows:

               X  = Y  x  (A-B)/A

where:         X  = the number of Warrant Shares to be issued to the Holder;

               Y  =  the  number  of  Warrant  Shares with respect to which this
                     Warrant is being exercised;

               A  =  the  Market  Price  as  of  the  Exercise  Date;  and

               B  =  the  Exercise  Price.

For purposes of Rule 144, it is intended and acknowledged that the Warrant Shares issued in a Cashless Exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares required by Rule 144 shall be deemed to have been commenced, on the Issue Date.

     6.     Anti-Dilution Adjustments; Distributions; Other Events. The Exercise
            ------------------------------------------------------
Price and the number of Warrant Shares issuable hereunder shall be subject to adjustment from time to time as provided in this Section 6. In the event that any adjustment of the Exercise Price or the number of Warrant Shares as required herein results in a fraction of a cent or fraction of a share, as applicable, such Exercise Price or number of Warrant Shares shall be rounded up or down to the nearest cent or share, as applicable.

     (a)     Subdivision or Combination of Common Stock.  If the Company, at any
             ------------------------------------------
time after the Issue Date, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a greater number of shares, then after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company, at any time after the initial issuance of this Warrant, combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionally increased.

     (b)     Distributions.  If  the  Company  shall  declare  or  make  any
             -------------
distribution  of  its  assets  (or  rights  to acquire its assets) to holders of
Common Stock as a partial liquidating dividend or otherwise (including any dividend or distribution to the Company's stockholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary) (a "Distribution"),
                                                                 ------------
the  Company  shall deliver written notice of such Distribution (a "Distribution
                                                                    ------------
Notice")  to the Holder at least fifteen (15) Business Days prior to the earlier
------
to occur of (i) the record date for determining stockholders entitled to such Distribution (the "Record Date") and (ii) the date on which such Distribution is
                   -----------
made (the "Distribution Date").  The Holder shall be entitled to receive, at its
           -----------------
option (to be exercised by written notice delivered to the Company following the date on which a Distribution Notice is delivered to the Holder), either (A) the same amount and type of assets being distributed in such Distribution as though the Holder were a holder on the Record Date therefore of a number of shares of Common Stock into which this Warrant is exercisable as of such Record Date (such number of shares to be determined at the Exercise Price then in effect and without giving effect to any limitations on such exercise contained in this Warrant or the Securities Purchase Agreement) or (B) a reduction in the Exercise Price as of the Record Date therefore, such reduction to be effected by reducing the Exercise Price in effect on the Business Day immediately preceding the Record Date by an amount equal to the fair market value  of the assets to be distributed divided by the number of shares of Common
                                       ----------
Stock as to which such Distribution is to be made, such fair market value to be reasonably determined in good faith by the independent members of the Company's Board of Directors. Notwithstanding anything herein to the contrary, if the Holder does not notify the Company of whether the Holder has elected clause (A) or (B) in the preceding sentence on or prior to the Distribution Date, the Holder shall be deemed to have elected clause (B) of the preceding sentence.

     (c)     Dilutive  Issuances.
             -------------------

          (i)     Adjustment  Upon Dilutive Issuance.  If, at any time after the
                  ----------------------------------
Issue Date, the Company issues or sells, or in accordance with subparagraph (ii) of this Section 6(c), is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share less than the Exercise Price on the date of such issuance or sale (or deemed issuance or sale) (a "Dilutive Issuance"), then the Exercise Price shall be adjusted as follows:
     ------------------

               (A) If such Dilutive Issuance occurs prior to the Effective Date (as defined in the Registration Rights Agreement), then effective immediately upon the Dilutive Issuance, the Exercise Price shall be adjusted so as to equal the consideration received or receivable by the Company (on a per share basis) for the additional shares of Common Stock so issued, sold or deemed issued or sold in such Dilutive Issuance (which, in the case of a deemed issuance or sale, shall be calculated in accordance with subparagraph (ii) below). Notwithstanding the foregoing, prior to the Effective Date, the Company shall not engage in any transaction that would result in the issuance or deemed issuance of shares of Common Stock (other than Excluded Securities (as defined below) for no consideration.

          (B) If such Dilutive Issuance occurs on or after the Effective Date, then effective immediately upon the Dilutive Issuance, the Exercise Price shall be adjusted so as to equal an amount determined by multiplying such Exercise Price by the following fraction:

               N0 + N1
               -------
               N0 + N2

     where:

               N0 = the  number  of  shares  of  Common  Stock  outstanding immediately prior to the issuance, sale or deemed issuance or sale of such additional shares of Common Stock in such Dilutive Issuance (without taking into account any shares of Common Stock issuable upon conversion, exchange or exercise of any securities or other instruments which are convertible into or exercisable or exchangeable for Common Stock ("Convertible Securities") or options, warrants or other
                      -----------------------
                    rights to purchase or subscribe for Common Stock or Convertible Securities ("Purchase Rights");
                                               ----------------

               N1 = the  number  of  shares  of Common Stock which the aggregate consideration, if any, received or receivable by the Company for the total number of such additional shares of Common Stock so issued, sold or deemed issued or sold in such Dilutive Issuance (which, in the case of a deemed issuance or sale, shall be calculated in accordance with subparagraph
                    (ii) below) would purchase at the Exercise Price in effect immediately prior to such Dilutive Issuance; and

               N2 = the  number  of  such  additional  shares of Common Stock so issued, sold or deemed issued or sold in such Dilutive Issuance.

               Notwithstanding the foregoing, no adjustment shall be made pursuant hereto if such adjustment would result in an increase in the Exercise Price.

          (ii)     Effect  On Exercise Price Of Certain Events.  For purposes of
                   -------------------------------------------
determining the adjusted Exercise Price under subparagraph (i) of this Section 6(c), the following will be applicable:

               (A)     Issuance  Of  Purchase  Rights.  If the Company issues or
                       ------------------------------
     sells any Purchase Rights, whether or not immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Purchase Rights (and the price of any conversion of Convertible Securities, if applicable) is less than the Exercise Price in effect on the date of issuance or sale of such Purchase Rights, then the maximum total number of shares of Common Stock issuable upon the exercise of all such Purchase Rights (assuming full conversion, exercise or exchange of Convertible Securities, if applicable) shall, as of the date of the issuance or sale of such Purchase Rights, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon the exercise of such Purchase Rights" shall be determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Purchase Rights, plus the minimum aggregate amount (without giving effect to anti-dilution provisions) of additional consideration, if any, payable to the Company upon the exercise of all such Purchase Rights, plus, in the
                                                                    ----
     case of Convertible Securities issuable upon the exercise of such Purchase Rights, the minimum aggregate amount of additional consideration payable upon the conversion, exercise or exchange of all such Convertible Securities (determined in accordance with the calculation method set forth in subparagraph (ii)(B) below), by (y) the maximum total number of shares of Common Stock issuable upon the exercise of all such Purchase Rights (assuming full conversion, exercise or exchange of Convertible Securities, if applicable). Except as provided in Section 6(c)(ii)(C) hereof, no further adjustment to the Exercise Price shall be made upon the actual issuance of such Common Stock upon the exercise of such Purchase Rights or upon the conversion, exercise or exchange of Convertible Securities issuable upon exercise of such Purchase Rights.

               (B)     Issuance  Of  Convertible  Securities.  If  the  Company
                       -------------------------------------
     issues or sells any Convertible Securities, whether or not immediately convertible, exercisable or exchangeable, and the price per share for which Common Stock is issuable upon such conversion, exercise or exchange is less than the Exercise Price in effect on the date of issuance or sale of such Convertible Securities, then the maximum total number of shares of Common Stock issuable upon the conversion, exercise or exchange of all such Convertible Securities (without giving effect to anti-dilution provisions) shall, as of the date of the issuance or sale of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. If the Convertible Securities so issued or sold do not have a fluctuating conversion or exercise price or exchange ratio, then for the purposes of the immediately preceding sentence, the "price per share for which Common Stock is issuable upon such conversion, exercise or exchange" shall be determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion, exercise or exchange of all such Convertible Securities (determined in accordance with the calculation method set forth in this subparagraph (ii)(B)), by (B) the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities. If the Convertible Securities so issued or sold have a fluctuating conversion or exercise price or exchange ratio (a "Variable Rate Convertible Security"), then for purposes
                         ----------------------------------
     of the first sentence of this subparagraph (ii)(B), the "price per share for which Common Stock is issuable upon such conversion, exercise or exchange" shall be deemed to be the lowest price per share which would be applicable (assuming all holding period and other conditions to any discounts contained in such Variable Rate Convertible Security have been satisfied) if the conversion price of such Variable Rate Convertible Security on the date of issuance or sale thereof were seventy-five percent (75%) of the actual conversion price on such date (the "Assumed Variable
                                                                ----------------
     Market Price"), and, further, if the conversion price of such Variable Rate
     ------------
     Convertible Security at any time or times thereafter is less than or equal to the Assumed Variable Market Price last used for making any adjustment under this Section 6(c) with respect to any Variable Rate Convertible Security, the Exercise Price in effect at such time shall be readjusted to equal the Exercise Price which would have resulted if the Assumed Variable Market Price at the time of issuance of the Variable Rate Convertible Security had been seventy-five percent (75%) of the actual conversion price of such Variable Rate Convertible Security existing at the time of the adjustment required by this sentence. No further adjustment to the Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion, exercise or exchange of such Convertible Securities.

               (C)     Change In Option Price Or Conversion Rate.  If there is a
                       -----------------------------------------
     change at any time in (x) the amount of additional consideration payable to the Company upon the exercise of any Purchase Rights; (y) the amount of additional consideration, if any, payable to the Company upon the conversion, exercise or exchange of any Convertible Securities the adjustment for which is not otherwise covered under Section 6(c)(ii)(B) above; or (z) the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Common Stock, then in any such case, the Exercise Price in effect at the time of such change shall be readjusted to the Exercise Price which would have been in effect at such time had such Purchase Rights or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion, exercise or exchange rate, as the case may be, at the time initially issued or sold.

               (D)     Calculation  Of  Consideration  Received.  If  any Common
                       ----------------------------------------
     Stock, Purchase Rights or Convertible Securities are issued or sold for cash, the consideration received therefore will be the amount received by the Company therefore. In case any Common Stock, Purchase Rights or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, including in the case of a strategic or similar arrangement in which the other entity will provide services to the Company, purchase services from the Company or otherwise provide intangible consideration to the Company, the amount of the consideration other than cash received by the Company (including the net present value of the consideration expected by the Company for the provided or purchased services) shall be the fair market value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the average of the last sale prices thereof on the principal market for such securities during the period of ten Trading Days immediately preceding the date of receipt. In case any Common Stock, Purchase Rights or Convertible Securities are issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefore will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Purchase Rights or Convertible Securities, as the case may be. The independent members of the Company's Board of Directors shall calculate reasonably and in good faith, using standard commercial valuation methods appropriate for valuing such assets, the fair market value of any consideration other than cash or securities; provided, however, that if the Holder does not agree to such fair market value calculation within three Business Days after receipt thereof from the Company, then such fair market value shall be determined in good faith by an investment banker or other appropriate expert of national reputation selected by the Holder and reasonably acceptable to the Company, with the costs of such appraisal to be borne by the Company.

          (iii)     Exceptions To Adjustment Of Exercise Price.  Notwithstanding
                    ------------------------------------------
the foregoing, no adjustment to the Exercise Price shall be made pursuant to this Section 6(c) upon the issuance of any Excluded Securities. For purposes hereof, "Excluded Securities" means (I) securities purchased under the
          --------------------
Securities Purchase Agreement; (II) securities issued upon conversion or exercise of the Preferred Stock or the Warrants; (III) shares of Common Stock issuable or issued to employees, consultants or directors from time to time upon the exercise of options, in such case granted or to be granted in the discretion of the Board of Directors pursuant to one or more stock option plans or agreements or restricted stock plans or agreements in effect as of the Issue Date and up to an additional 500,000 shares of Common Stock issuable or issued to employees or directors from time to time upon the exercise of options, which may be granted in the discretion of the Board of Directors pursuant to one or more stock option plans or agreements or restricted stock plans or agreements approved by the independent directors of the Board of Directors after the Issue Date; (IV) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization of the Company; and (V) shares of Common Stock issued in connection with the acquisition by the Company of any corporation or other entity occurring after the Effective Date and as long as a fairness opinion with respect to such acquisition is rendered by an investment bank of national recognition.

          (iv)     Notice  Of  Adjustments.  Upon  the  occurrence  of  each
                   -----------------------
adjustment or readjustment of the Exercise Price pursuant to this Section 6(c) resulting in a change in the Exercise Price by more than one percent (1%), or any change in the number or type of stock, securities and/or other property issuable upon exercise of this Warrant, the Company, at its expense, shall promptly compute such adjustment or readjustment or change and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment or change and showing in detail the facts upon which such adjustment or readjustment or change is based. The Company shall, upon the written request at any time of the Holder, furnish to the Holder a like certificate setting forth (i) such adjustment or readjustment or change, (ii) the Exercise Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon exercise of this Warrant.

     (d)     Major  Transactions.  In  the  event  of  a  merger, consolidation,
             -------------------
business combination, tender offer, exchange of shares, recapitalization, reorganization, redemption or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities or other assets of the Company or another entity or the Company shall sell all or substantially all of its assets (each of the foregoing being a "Major
                                                                           -----
Transaction"),  the  Company  will  give  the  Holder  at least thirty (30) days
-----------
written notice prior to the closing of such Major Transaction, and: (i) the Holder shall be permitted to exercise this Warrant in whole or in part at any time prior to the record date for the receipt of such consideration and shall be entitled to receive, for each share of Common Stock issuable to Holder for such exercise, the same per share consideration payable to the other holders of Common Stock in connection with such Major Transaction, and (ii) if and to the extent that the Holder retains any portion of this Warrant following such record date, the Company will cause the surviving or, in the event of a sale of assets, purchasing entity, as a condition precedent to such Major Transaction, to assume the obligations of the Company under this Warrant, with such adjustments to the Exercise Price and the securities covered hereby as may be necessary in order to preserve the economic benefits of this Warrant to the Holder.

     (e)     Adjustments; Additional Shares, Securities or Assets.  In the event
             ----------------------------------------------------
that at any time, as a result of an adjustment made pursuant to this Section 6, the Holder of this Warrant shall, upon exercise of this Warrant, become entitled to receive securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 6. Any adjustment made herein other than pursuant to Section 6(c) hereof that results in a decrease in the Exercise Price shall also effect a proportional increase in the number of shares of Common Stock into which this Warrant is exercisable.

     7.     Fractional  Interests.
            ---------------------

          No fractional shares or scrip representing fractional shares shall be issuable upon the exercise of this Warrant, but on exercise of this Warrant, the Holder hereof may purchase only a whole number of shares of Common Stock. If, on exercise of this Warrant, the Holder hereof would be entitled to a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, the Company shall, in lieu of issuing any such fractional share, pay to the Holder an amount in cash equal to the product resulting from multiplying such fraction by the Market Price as of the Exercise Date.

     8.   Transfer  of  this  Warrant.
          ---------------------------

          The Holder may sell, transfer, assign, pledge or otherwise dispose of this Warrant, in whole or in part, as long as such sale or other disposition is made pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act, and applicable state security laws, and is otherwise made in accordance with the applicable provisions of the Securities Purchase Agreement. Upon such transfer or other disposition, the Holder shall deliver this Warrant to the Company together with a written notice to the Company, substantially in the form of the Transfer Notice attached hereto as Exhibit B (the "Transfer Notice"), indicating the person or persons to whom
                     ---------------
this Warrant shall be transferred and, if less than all of this Warrant is transferred, the number of Warrant Shares to be covered by the part of this Warrant to be transferred to each such person. Within three (3) Business Days of receiving a Transfer Notice and the original of this Warrant, the Company shall deliver to the transferee designated by the Holder a Warrant or Warrants of like tenor and terms for the appropriate number of Warrant Shares and, if less than all this Warrant is transferred, shall deliver to the Holder a Warrant for the remaining number of Warrant Shares.

     9.   Benefits  of  this  Warrant.
          ---------------------------

          This Warrant shall be for the sole and exclusive benefit of the Holder of this Warrant and nothing in this Warrant shall be construed to confer upon any person other than the Holder of this Warrant any legal or equitable right, remedy or claim hereunder.

     10.  Loss,  theft,  destruction  or  mutilation  of  Warrant.
          -------------------------------------------------------

          Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to the Company, and upon surrender of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

     11.  Notice  or  Demands.
          -------------------

          Any notice, demand or request required or permitted to be given by the Company or the Holder pursuant to the terms of this Warrant shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

          If to the Company:

          Citadel  Security  Software  Inc.
          8750 N. Central Expy.
          Suite 100
          Dallas, TX 75231
          Attn: Steven B. Solomon, Chief Executive Officer
          Phone: (214) 750-2454
          Fax: (214) 520-0034

          with a copy to:

          David Allen Wood, P.C.
          12770 Coit Road, Suite 1100
          Dallas, Texas 75251
          Attn:  David A. Wood
          Tel:   (972) 458-0300
          Fax: (972) 458-0301


and if to the Holder, to such address as shall be designated by the Holder in writing to the Company.


     12.  Applicable  Law.
          ---------------

          This Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.

     13.  Amendments.
          ----------

          No amendment, modification or other change to, or waiver of any provision of, this Warrant may be made unless such amendment, modification or change is (A) set forth in writing and is signed by the Company and the Holder and (B) agreed to in writing by the holders of at least two-thirds (2/3) of the number of shares into which the Warrants are exercisable (without regard to any limitation contained herein on such exercise), it being understood that upon the satisfaction of the conditions described in (A) and (B) above, each Warrant (including any Warrant held by the Holder who did not execute the agreement specified in (B) above) shall be deemed to incorporate any amendment, modification, change or waiver effected thereby as of the effective date thereof.

     14.   Entire  Agreement.
           -----------------

     This Warrant, the Securities Purchase Agreement, the Certificate of Designation, the Registration Rights Agreement, and the other Transaction Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Warrant, the Securities Purchase Agreement, the Certificate of Designation, the Registration Rights Agreement, and the other Transaction Documents supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

     15.   Headings.
           --------

     The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.


                           [Signature Page to Follow]

     IN WITNESS WHEREOF, the Company has duly executed and delivered this Warrant as of the Issue Date.



                              CITADEL SECURITY SOFTWARE INC.


                              By:     /s/     Steven B. Solomon
                                      -------------------------------
                                      Name:   Steven B. Solomon
                                      Title:  Chief Executive Officer

                                                            EXHIBIT A to WARRANT
                                                            --------------------

                                 EXERCISE NOTICE
                                 ---------------


     The undersigned Holder hereby irrevocably exercises the right to purchase___________ of the shares of Common Stock ("Warrant Shares") of Citadel
                                                     --------------
Security  Software  Inc.  evidenced  by  the  attached  Warrant (the "Warrant").
                                                                      -------
Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

     1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

          ______  a  Cash  Exercise  with  respect  to _________________ Warrant
                     --------------
Shares;  and/or

          ______  a  Cashless Exercise with respect to _________________ Warrant
                     -----------------
Shares,  as  permitted  by  Section  5(b)  of  the  attached  Warrant.


     2. Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the sum of $________________ to the Company in accordance with the terms of the Warrant.



Date:  ______________________


____________________________________
     Name  of  Registered  Holder

By:  _______________________________
     Name:
     Title:

                                                            EXHIBIT B to WARRANT
                                                            --------------------

                                 TRANSFER NOTICE
                                 ---------------



FOR VALUE RECEIVED, the undersigned Holder of the attached Warrant hereby sells, assigns and transfers unto the person or persons named below the right to purchase __________ shares of the Common Stock of Citadel Security Software Inc. evidenced by the attached Warrant.


Date:  ______________________


____________________________________
     Name  of  Registered  Holder

By:  _______________________________
     Name:
     Title:

Transferee Name and Address:

____________________________________

____________________________________

____________________________________

                          REGISTRATION RIGHTS AGREEMENT

     REGISTRATION  RIGHTS  AGREEMENT  (this  "Agreement"),  dated  as  of
                                              ---------
February 10, 2004, by and between CITADEL SECURITY SOFTWARE INC., a Delaware corporation (the "Company"), and each of the entities whose names appear on the
                   -------
signature  pages  hereof.  Such  entities  are  each  referred  to  herein as an
"Investor"  and,  collectively,  as  the  "Investors".
 --------                                  ---------

     The Company has agreed, on the terms and subject to the conditions set forth in the Securities Purchase Agreement, dated as of February 10, 2004 (the "Securities Purchase Agreement"), to issue and sell to each Investor named
 -------------------------------
therein  Series  A  5.0% Convertible Preferred Stock (the "Preferred Stock") and
                                                           ---------------
Warrants  (the  "Warrants").
                 --------

     The  shares of Preferred Stock are convertible into shares (the "Conversion
                                                                      ----------
Shares")  of  the Company's common stock, par value $0.01 per share (the "Common
------                                                                    ------
Stock").  The Warrants are exercisable into shares of Common Stock (the "Warrant
-----                                                                    -------
Shares")  in  accordance  with  their  terms.
------

     In order to induce each Investor to enter into the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended (the "Securities Act"), and under
                                                     --------------
applicable state securities laws. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Securities Purchase Agreement.

     In consideration of each Investor entering into the Securities Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.     DEFINITIONS.
       -----------

     For purposes of this Agreement, the following terms shall have the meanings specified:

          (a)      "Effective  Date"  means  the  date on which the Registration
                    ---------------
     Statement is declared effective by the Securities and Exchange Commission (the "Commission");
            ----------

          (b)     "Filing  Deadline"  means  the  thirtieth  (30th) calendar day
                   ----------------
     following  the  Closing  Date;

          (c)     "Holder"  means  any  person  owning  or  having  the right to
                   ------
     acquire, through conversion of the Preferred Stock or exercise of the Warrants or otherwise, Registrable Securities, including initially each Investor and thereafter any permitted assignee thereof;

          (d)     "Registrable  Securities"  means the Conversion Shares and the
                   -----------------------
     Warrant Shares and any other shares of Common Stock issuable pursuant to the terms of the Preferred Stock or the Warrants, and any shares of capital stock issued or issuable from time to time (with any adjustments) in replacement of, in exchange for or otherwise in respect of the Conversion Shares or the Warrant Shares;

          (e)     "Registration Deadline" means the one hundred and thirty fifth
                   ---------------------
     (135th)  calendar  day  following  the  Closing  Date;

          (f)     "Registration  Period"  has the meaning set forth in paragraph
                   --------------------
2(b)  below;  and

          (g)     "Registration  Statement"  means the Registration Statement to
                   -----------------------
be filed hereunder relating to resales of the Registrable Securities issued or issuable under the Preferred Stock or the Warrants.

     2.     REGISTRATION.
            ------------

          (a)     Registration Statement.  On or before the Filing Deadline, the
                  ----------------------
Company shall prepare and file with the Commission a Registration Statement on Form S-3 as a "shelf" registration statement under Rule 415 under the Securities Act ("Rule 415") covering the resale of a number of shares of Registrable
       ---------
Securities equal to one hundred and twenty six and 25/100 percent (126.25%) of the number of shares of Common Stock issuable on the Closing Date pursuant to the conversion of the Preferred Stock and the exercise of the Warrants (such number to be determined using the Conversion Price or Exercise Price, as applicable, in effect on such dates and without regard to any restriction on the ability of any Holder to convert such Holder's Preferred Stock or exercise such Holder's Warrant as of such date). The Registration Statement shall state, to the extent permitted by Rule 416 under the Securities Act, that it also covers such indeterminate number of additional shares of Common Stock as may become issuable upon the conversion of the Preferred Stock and exercise of the Warrants in order to prevent dilution resulting from stock splits, stock dividends or similar events. If the Company is not eligible to use Form S-3, then the Company shall prepare and file a Registration Statement on such form as it is eligible to use; provided that the Company shall use its best efforts as soon as practicable following the date on which it becomes eligible to use Form S-3 (but in no event later than ten (10) Business Days after such date) to convert the Registration Statement to a Form S-3, or file a new registration statement on such form, covering at least one hundred and twenty six and 25/100 percent (126.25%) of the number of shares of Common Stock issuable on the date of such conversion or filing pursuant to the conversion of the Preferred Stock and the exercise of the Warrants (such number to be determined using the Conversion Price or Exercise Price, as applicable, in effect on such dates and without regard to any restriction on the ability of any Holder to convert such Holder's Preferred Stock or exercise such Holder's Warrant as of such date).

          (b)     Effectiveness.  The  Company  shall  use  its  best efforts to
                  -------------
cause the Registration Statement to become effective as soon as practicable following the filing thereof, but in no event later than the Registration Deadline. The Company shall respond promptly to any and all comments made by the staff of the Commission on the Registration Statement, and shall submit to the Commission, within one (1) Business Day after the Company learns that no review of the Registration Statement will be made by the staff of the Commission or that the staff of the Commission has no further comments on the Registration Statement, as the case may be, a request for acceleration of the effectiveness of the Registration Statement to a time and date not later than two (2) Business Days after the submission of such request; provided that at any time prior to the end of the Registration Deadline, the Company may delay its request for effectiveness for a period of up to ten days if the Company is required to file an Exchange Act report within such ten (10) day period that would require an amendment to the Registration Statement or a supplement to the Prospectus to be used in connection with the Registration Statement. The Company will maintain the effectiveness of the Registration Statement until the earlier to occur of
(i) the date on which all of the Registrable Securities eligible for resale thereunder have been publicly sold pursuant to either the Registration Statement or Rule 144 and (ii) the date on which all of the Registrable Securities remaining to be sold under the Registration Statement (in the reasonable opinion of counsel to the Holder) may be immediately sold to the public under Rule 144(k) or any successor provision, assuming that all Warrant Shares are issued by means of a cashless exercise of the Warrants (the period beginning on the Closing Date and ending on the earlier to occur of (i) or (ii) above being referred to herein as the "Registration Period").
                                --------------------

          (c)     Registration  Default.  If  (A)  the Registration Statement is
                  ---------------------
not  filed  on  or  before  the  Filing  Deadline  or  declared effective by the
Commission on or before the Registration Deadline, (B) after the Registration Statement has been declared effective by the Commission and during a period in which an Allowed Delay (as hereinafter defined) is not in effect, sales of Registrable Securities cannot be made by a Holder under the Registration Statement for any reason not within the exclusive control of such Holder (other than such Registrable Securities as are then freely saleable pursuant to Rule 144(k)), or (C) an amendment to the Registration Statement, or a new registration statement, required to be filed pursuant to the terms of paragraph 4(k) below is not filed on or before the date required by such paragraph, (each of (A), (B) and (C) being referred to herein as a "Registration Default"), the
                                                     --------------------
Company shall make cash payments to each Holder equal to one percent (1.0%) of the Liquidation Preference of the Preferred Stock then held by such Holder for each thirty (30) day period in which a Registration Default occurs (prorated for any period of less than thirty days). Each such payment shall be made within five (5) Business Days following the last day of the calendar month in which a Registration Default occurs. Any such payment shall be in addition to any other remedies available to each Holder at law or in equity, whether pursuant to the terms hereof, the Securities Purchase Agreement, the Certificate of Designation, or otherwise.

          (d)     Allowed  Delay.  The  Company  may  delay  the  disclosure  of
                  --------------
material non-public information, and suspend the availability of the Registration Statement, for no more than (i) five (5) consecutive Business Days or (ii) twenty (20) calendar days in any twelve (12) month period, in the event of a proposed merger, reorganization or similar transaction involving the Company, as long as its board of directors (A) has determined, upon the advice of counsel, that such information would be required to be disclosed in an offering registered under the Securities Act and (B) reasonably deems it in the Company's best interests not to disclose such information publicly (an "Allowed
                                                                         -------
Delay").  In addition, until the Company becomes eligible to file a registration
-----
statement on Form S-3, each time the Company files a post-effective amendment to the Registration Statement for the purpose of updating the Registration Statement in connection with the public filing by the Company of any report or other document with the Commission (such post-effective amendment, an "Updating
                                                                        --------
Amendment"),  the  Company may also suspend the availability of the Registration
---------
Statement until such Updating Amendment is declared effective and any such suspension shall also be deemed an Allowed Delay for all purposes under this Agreement as long as such Updating Amendment is filed within five (5) Business Days following the event or circumstance requiring such amendment and the Company promptly responds to any comments made thereon by the staff of the Commission. The Company shall promptly
(i) notify each Holder in writing of the existence of material non-public information giving rise to an Allowed Delay (but in no event, without the prior written consent of such Holder, shall the Company disclose to such Holder any of the facts or circumstances regarding any material non-public information), (ii) advise each Holder in writing to cease all sales under the Registration Statement until the termination of the Allowed Delay and (iii) notify each Holder in writing immediately upon the termination or expiration of an Allowed Delay.

          (e)     Allocation  of  Conversion  Shares  and  Warrant  Shares.  The
                  --------------------------------------------------------
initial number of Conversion Shares and Warrant Shares included in any Registration Statement and each increase in the number thereof included therein shall be allocated pro rata among the Holders based on the aggregate number of
                     --------
Registrable Securities issuable to each Holder at the time the Registration Statement covering such initial number of Registrable Securities or increase thereof is declared effective by the Commission (such number to be determined using the Conversion Price or Exercise Price, as applicable, in effect at such time and without regard to any restriction on the ability of a Holder to convert such Holder's Preferred Stock or exercise such Holder's Warrant as of such date). In the event that a Holder sells or otherwise transfers any of such Holder's Registrable Securities, each transferee shall be allocated the portion of the then remaining number of Registrable Securities included in such Registration Statement allocable to the transferor.

          (f)     Registration of Other Securities.  During the period beginning
                  --------------------------------
on the date hereof and ending on the Effective Date, the Company shall refrain from filing any new registration statement (other than (i) the Registration Statement or (ii) a registration statement on Form S-8 with respect to stock option plans and agreements and stock plans currently in effect and disclosed pursuant to the terms of the Securities Purchase Agreement).

     3.     PIGGYBACK  REGISTRATION.
            ------------------------

     If at any time prior to the expiration of the Registration Period, (i) the Company proposes to register shares of Common Stock under the Securities Act in connection with the public offering of such shares for cash (a "Proposed
                                                                        --------
Registration")  other  than  a registration statement on Form S-8 or Form S-4 or
------------
any successor or other forms promulgated for similar purposes and (ii) a Registration Statement covering the sale of all of the Registrable Securities is not then effective and available for sales thereof by the Holders, the Company shall, at such time, promptly give each Holder written notice of such Proposed Registration. Each Holder shall have ten (10) Business Days from its receipt of such notice to deliver to the Company a written request specifying the amount of Registrable Securities that such Holder intends to sell and such Holder's intended method of distribution. Upon receipt of such request, the Company shall use its best efforts to cause all Registrable Securities which the Company has been requested to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Holder; provided, however, that the Company shall have the right to postpone or withdraw
--------  -------
any registration effected pursuant to this Section 3 without obligation to the Holder. If, in connection with any underwritten public offering for the account of the Company or for stockholders of the Company that have contractual rights to require the Company to register shares of Common Stock, the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in a registration statement because, in the judgment of such underwriter(s), marketing or other factors dictate such limitation is necessary to facilitate such offering, then the Company shall be obligated to include in the registration statement only such limited portion of the Registrable Securities with respect to which each Holder has requested inclusion hereunder as such underwriter(s) shall permit. Any exclusion of Registrable Securities shall be made pro rata among the Holders seeking to include Registrable Securities in a registration statement, in proportion to the number of Registrable Securities sought to be included by such Holders; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in the registration statement or are not entitled to pro rata inclusion with the Registrable Securities; and provided, further, that, after giving effect to the immediately preceding proviso, any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the right to include such securities in the registration statement. In no event shall the Company include any securities other than the Registrable Securities on the Registration Statement or on any registration statement filed by the Company on behalf of the Holders pursuant to the terms hereof (other than in connection with the exercise of currently outstanding piggyback registration rights as disclosed in the Securities Purchase Agreement).

     4.     OBLIGATIONS  OF  THE  COMPANY.
            -----------------------------

     In addition to performing its obligations hereunder, including without limitation those pursuant to paragraphs 2(a), (b) and (c) above, the Company shall:

          (a) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act or to maintain the effectiveness of the Registration Statement during the Registration Period (subject to any Allowed Delays), or as may be reasonably requested by a Holder in order to incorporate information concerning such Holder or such Holder's intended method of distribution;

          (b) after the Common Stock has been listed on the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or any other market or exchange, secure the listing of all Registrable Securities on such market of exchange, and provide each Holder with reasonable evidence thereof;

          (c) upon the effectiveness of the Registration Statement, furnish to each Holder such number of copies of the prospectus included in the Registration Statement, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request in order to facilitate the disposition of such Holder's Registrable Securities;

          (d) use all commercially reasonable efforts to register or qualify the Registrable Securities under the securities or "blue sky" laws of such jurisdictions within the United States as shall be reasonably requested in writing from time to time by a Holder, and do any and all other acts or things which may be necessary or advisable to enable such Holder to consummate the public sale or other disposition of the Registrable Securities in such jurisdictions; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction;

          (e) in the event of an underwritten public offering of the Registrable Securities, enter into (together with all Holders proposing to distribute Registrable Securities through such underwriting) and perform its obligations under an underwriting agreement, in usual and customary form reasonably acceptable to the Company, with the managing underwriter of such offering;

          (f) notify each Holder immediately after becoming aware of the occurrence of any event (but shall not, without the prior written consent of such Holder, disclose to such Holder any facts or circumstances constituting material non-public information) as a result of which the prospectus included in the Registration Statement, as then in effect, contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and (except during an Allowed Delay) as promptly as practicable prepare, and file with the Commission and furnish to each Holder a reasonable number of copies of a supplement or an amendment to such prospectus as may be necessary so that such prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

          (g) use all commercially reasonable efforts to prevent the issuance of any stop order or other order suspending the effectiveness of the Registration Statement and, if such an order is issued, to obtain the withdrawal thereof at the earliest possible time and to notify each Holder of the issuance of such order and the resolution thereof;

          (h) furnish to each Holder, on the date that the Registration Statement, or any successor registration statement, becomes effective, (x) a letter, dated such date, from the Company addressed to such Holder, confirming such effectiveness and, to the knowledge of the Company, the absence of any stop order, and (y) in the case of an underwriting, (A) a copy of an opinion, dated such date, of such outside counsel, in such form and substance as is required to be given to the underwriters, and (B) a copy of a letter, dated such date, from the Company's independent certified public accountants, in such form and substance as is required to be given by the Company's independent certified public accountants to such underwriters;

          (i) provide to each Holder and its representatives, upon reasonable prior notice and execution of a reasonable non-disclosure agreement by Holder, the opportunity to conduct a reasonable inquiry of the Company's financial and other records during normal business hours and make available its officers for questions regarding information which such Holder may reasonably request in order to fulfill any due diligence obligation on its part;

          (j) permit counsel for each Holder to review the Registration Statement and all amendments and supplements thereto, and any comments made by the staff of the Commission concerning such Holder and/or the transactions contemplated by the Transaction Documents and the Company's responses thereto, within a reasonable period of time (but in no event less than three (3)

Business Days after such Holder has received such documents) prior to the filing thereof with the Commission (or, in the case of comments made by the staff of the Commission, within a reasonable period of time following the receipt thereof by the Company); and

          (k) in the event that, at any time, the number of shares available under the Registration Statement is insufficient to cover one hundred twenty five percent 125% of the Registrable Securities issuable under the related Preferred Stock and Warrants (such number to be determined using the Conversion Price or Exercise Price, as applicable, in effect at such time and without regard to any restriction on the ability of any Holder to convert such Holder's Preferred Stock or exercise such Holder's Warrant) the Company shall promptly amend the Registration Statement or file a new registration statement, in any event as soon as practicable, but not later than the tenth (10th) day following notice from a Holder of the occurrence of such event, so that the Registration Statement or such new registration statement, or both, covers no less than one hundred fifty percent (150%) of the Registrable Securities eligible for resale thereunder and issuable under the related Preferred Stock and Warrants (such number to be determined using the Conversion Price or Exercise Price, as applicable, in effect at the time of such amendment or filing and without regard to any restriction on the ability of any Holder to convert such Holder's Preferred Stock or exercise such Holder's Warrant). The Company shall use its best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. Any Registration Statement filed pursuant to this paragraph 4(k) shall state that, to the extent permitted by Rule 416 under the Securities Act, such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Preferred Stock and exercise of the Warrants in order to prevent dilution resulting from stock splits, stock dividends or similar events. Unless and until such amendment or new Registration Statement becomes effective, each Holder shall have the rights described in
Section  2(c)  above.

     5.     OBLIGATIONS  OF  EACH  HOLDER.
            -----------------------------

     In connection with the registration of Registrable Securities pursuant to a Registration Statement, each Holder shall:

          (a) timely furnish to the Company in writing such information regarding itself and the intended method of disposition of such Registrable Securities as the Company shall reasonably request in order to effect the registration thereof;

          (b) upon receipt of any notice from the Company of the happening of any event of the kind described in paragraphs 4(f) or 4(g), immediately discontinue any sale or other disposition of such Registrable Securities pursuant to such Registration Statement until the filing of an amendment or supplement as described in paragraph 4(f) or withdrawal of the stop order referred to in paragraph 4(g), and use commercially reasonable efforts to maintain the confidentiality of such notice and its contents;

          (c) in the event of an underwritten offering of such Registrable Securities in which such Holder participates, enter into a customary and reasonable underwriting agreement and execute such other documents as the Company and the managing underwriter for such offering may reasonably request;

          (d) to the extent required by applicable law, deliver a prospectus to the Investor of such Registrable Securities;

          (e) notify the Company when it has sold all of the Registrable Securities held by it; and

          (f) notify the Company in the event that any information supplied by such Holder in writing for inclusion in such Registration Statement or related prospectus is untrue or omits to state a material fact required to be stated therein or necessary to make such information not misleading in light of the circumstances then existing; immediately discontinue any sale or other disposition of such Registrable Securities pursuant to such Registration Statement until the filing of an amendment or supplement to such prospectus as may be necessary so that such prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and use commercially reasonable efforts to assist the Company as may be appropriate to make such amendment or supplement effective for such purpose.

     6.     INDEMNIFICATION.
            ---------------

     In the event that any Registrable Securities are included in a Registration Statement under this Agreement:

          (a) To the extent permitted by law, the Company shall indemnify and hold harmless each Holder, the officers, directors, employees, agents and representatives of such Holder, and each person, if any, who controls such Holder within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages,
                            ------------
liabilities or reasonable out-of-pocket expenses (whether joint or several) (collectively, including legal or other expenses reasonably incurred in connection with investigating or defending same, "Losses"), insofar as any such
                                                   ------
Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Subject to the provisions of paragraph 6(c) below, the Company will reimburse such Holder, and each such officer, director, employee, agent, representative or controlling person, for any legal or other out-of-pocket expenses as reasonably incurred by any such entity or person in connection with investigating or defending any Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any Loss if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be obligated to indemnify any person for any Loss to the extent that such Loss is (i) based upon and is in conformity with written information furnished by such person expressly for use in such Registration Statement or (ii) based on a failure of such person to deliver or cause to be delivered the final prospectus contained in the Registration Statement and made available by the Company, if such delivery is required by applicable law.

          (b) To the extent permitted by law, each Holder who is named in such Registration Statement as a selling stockholder, acting severally and not jointly, shall indemnify and hold harmless the Company, the officers, directors, employees, agents and representatives of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any Losses to the extent (and only to the extent) that any such Losses are based upon and in conformity with written information furnished by such Holder expressly for use in such Registration Statement. Subject to the provisions of paragraph 6(c) below, such Holder will reimburse any legal or other expenses as reasonably incurred by the Company and any such officer, director, employee, agent, representative, or controlling person, in connection with investigating or defending any such Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided, further, that, in no event shall any indemnity under this subsection 6(b) exceed the net proceeds resulting from the sale of the Registrable Securities sold by such Holder under such Registration Statement.

          (c)     Promptly  after  receipt  by  an  indemnified party under this
Section 6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses of one such counsel for all indemnified parties to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate under applicable standards of professional conduct due to actual or potential conflicting interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, to the extent prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6 with respect to such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6 or with respect to any other action unless the indemnifying party is materially prejudiced as a result of not receiving such notice.

          (d)     In  the  event that the indemnity provided in paragraph (a) or
(b) of this Section 6 is unavailable or insufficient to hold harmless an indemnified party for any reason, the Company and each Holder agree, severally and not jointly, to contribute to the aggregate Losses to which the Company or such Holder may be subject in such proportion as is appropriate to reflect the relative fault of the Company and such Holder in connection with the statements or omissions which resulted in such Losses; provided, however, that in no case shall such Holder be responsible for any amount in excess of the net proceeds resulting from the sale of the Registrable Securities sold by it under the Registration Statement. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or by such

Holder. The Company and each Holder agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this
Section 6, each person who controls a Holder within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee, agent or representative of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee, agent or representative of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in an underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

          (f) Unless otherwise superceded by an underwriting agreement entered into in connection with an underwritten public offering, the obligations of the Company and each Holder under this Section 6 shall survive the conversion of the Preferred Stock and exercise of the Warrants in full, the completion of any offering or sale of Registrable Securities pursuant to a Registration Statement under this Agreement, or otherwise.

     7.     REPORTS.
            -------

          With a view to making available to each Holder the benefits of Rule 144 under the Securities Act ("Rule 144") and any other similar rule or
                                    ---------
regulation of the Commission that may at any time permit such Holder to sell securities of the Company to the public without registration, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144;

          (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (c) furnish to such Holder, so long as such Holder owns any Registrable Securities, promptly upon written request (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) to the extent not publicly available through the Commission's EDGAR database, a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested by such Holder in connection with such Holder's compliance with any rule or regulation of the Commission which permits the selling of any such securities without registration.

     8.     MISCELLANEOUS.
            -------------

          (a)     Expenses of Registration.  Except as otherwise provided in the
                  ------------------------
Securities Purchase Agreement, all reasonable expenses, other than underwriting discounts and commissions and fees and expenses of counsel and other advisors to each Holder, incurred in connection with the registrations, filings or qualifications described herein, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, the fees and disbursements of counsel for the Company, and the fees and disbursements incurred in connection with the opinion and letter described in paragraph 4(h) hereof, shall be borne by the Company.

          (b)     Amendment;  Waiver.  Except  as  expressly  provided  herein,
                  ------------------
neither this Agreement nor any term hereof may be amended or waived except pursuant to a written instrument executed by the Company and the Holders of at least two-thirds (2/3) of the Registrable Securities into which all of the Preferred Stock and Warrants then outstanding are convertible or exercisable (without regard to any limitation on such conversion or exercise). Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder, each future Holder and the Company.

          (c)     Notices.  Any  notice, demand or request required or permitted
                  -------
to be given by the Company or an Investor pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

          If to the Company:

          Citadel Security Software Inc.
          8750 N. Central Expy.
          Suite 100
          Dallas, TX 75231
          Attn: Steven B. Solomon, Chief Executive Officer
          Phone: (214) 750-2454
          Fax: (214) 520-0034

          with a copy to:

          David Allen Wood, P.C.
          12770 Coit Road, Suite 1100
          Dallas, Texas 75251
          Attn: David A. Wood
          Tel:  (972) 458-0300

          Fax:  (972) 458-0301

and if to a Holder, to such address as shall be designated by such Holder in writing to the Company.

          (d)     Assignment.  Upon  the  transfer  of  any  Preferred  Stock,
                  ----------
Warrants or Registrable Securities by a Holder, the rights of such Holder hereunder with respect to such securities so transferred shall be assigned automatically to the transferee thereof, and such transferee shall thereupon be deemed to be a "Holder" for purposes of this Agreement, as long as: (i) the Company is, within a reasonable period of time following such transfer, furnished with written notice of the name and address of such transferee, (ii) the transferee agrees in writing with the Company to be bound by all of the provisions hereof, and (iii) such transfer is made in accordance with the applicable requirements of the Securities Purchase Agreement; provided, however,
                                                              --------  -------
that the registration rights granted in this Agreement shall not be transferred to any person or entity that receives any Preferred Stock, Warrants or Registrable Securities in a public transaction pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144.

          (e)     Counterparts.  This Agreement may be executed in counterparts,
                  ------------
each of which shall be deemed an original, and all of which together shall be deemed one and the same instrument. This Agreement, once executed by a party, may be delivered to any other party hereto by facsimile transmission.

          (f)     Governing  Law.  This  Agreement  shall  be  governed  by  and
                  --------------
construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.

          (g)     Holder  of Record.  A person is deemed to be a Holder whenever
                  -----------------
such person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the record owner of such Registrable Securities.

          (h)     Entire  Agreement.  This  Agreement,  the  Securities Purchase
                  -----------------
Agreement, the Certificate of Designation, the Warrants, and the other Transaction Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Securities Purchase Agreement, the Certificate of Designation, the Warrants, and the other Transaction Documents supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

          (i)     Headings.  The  headings in this Agreement are for convenience
                  --------
of  reference  only  and shall not limit or otherwise affect the meaning hereof.

          (j)     Third Party Beneficiaries.  This Agreement is intended for the
                  -------------------------
benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                           [Signature Pages to Follow]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

CITADEL SECURITY SOFTWARE INC.


By:   /s/     Steven B. Solomon
      -------------------------
     Name:    Steven B. Solomon
     Title:   Chief Executive Officer


INVESTOR NAME: Satellite Strategic Finance Associates, LLC
               -------------------------------------------

By:  _________________________
     Name:
     Title:

                          SECURITIES PURCHASE AGREEMENT

     SECURITIES  PURCHASE AGREEMENT (this "Agreement"), dated as of February 10,
                                           ---------
2004, by and between CITADEL SECURITY SOFTWARE INC., a Delaware corporation (the "Company"), and each of the entities whose names appear on the signature pages
 -------
hereof.  Such  entities  are  each  referred  to  herein  as  an "Investor" and,
                                                                  --------
collectively,  as  the  "Investors".
                         ---------

     The Company wishes to sell to each Investor, and each Investor wishes to purchase, on the terms and subject to the conditions set forth in this Agreement, shares of Series A 5.0% Convertible Preferred Stock (the "Preferred
                                                                       ---------
Stock"), which shall have the rights and privileges set forth in the Certificate
-----
of Designations, Preferences and Rights in the form attached hereto as Exhibit A
                                                                       ---------
(the "Certificate of Designation"), and a Warrant in the form attached hereto as
      --------------------------
Exhibit  B (a "Warrant" and, collectively, the "Warrants").  Each Warrant issued
----------     -------                          --------
to an Investor will entitle such Investor to purchase a number of shares of Common Stock equal to (i) the purchase price of the Preferred Stock purchased by such Investor at the Closing (as defined below) divided by (ii) the Conversion
                                                  ----------
Price  (as defined below) in effect on the Closing Date (as defined below) times
                                                                           -----
(iii) forty percent (40%). The Warrants will have an exercise price equal to $5.15 per share (subject to adjustment as provided therein).

     The shares of Common Stock into which the shares of Preferred Stock are convertible are referred to herein as the "Conversion Shares" and the shares of
                                            -----------------
Common Stock into which the Warrants are exercisable are referred to herein as the "Warrant Shares". The Preferred Stock, the Conversion Shares, the Warrants
      ---------------
and  the Warrant Shares are collectively referred to herein as the "Securities".
                                                                    ----------

     The Company has agreed to effect the registration of the Conversion Shares and the Warrant Shares under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Rights Agreement in the form
 ---------------
attached hereto as Exhibit C (the "Registration Rights Agreement").  The sale of
                   ---------       -----------------------------
the Preferred Stock and the Warrants by the Company to the Investors will be effected in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D"), as promulgated by the
                                      -------------
Securities  and Exchange Commission (the "Commission") under the Securities Act.
                                          ----------

     In consideration of the mutual promises made herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Investor hereby agree as follows:

1.   PURCHASE  AND  SALE  OF  PREFERRED  STOCK  AND  WARRANTS.
     --------------------------------------------------------

     1.1     Purchase  of  Preferred  Stock  and  Warrants.  Upon  the terms and
             ---------------------------------------------
subject to the satisfaction or waiver of the conditions set forth herein, the Company agrees to sell and each Investor agrees to purchase (i) the number of shares of Preferred Stock set forth below such Investor's name on the signature pages hereof and (ii) a Warrant. The purchase price for the Preferred Stock and Warrant being purchased by an Investor (the "Purchase Price") shall be equal to
                                              --------------
$15,000,000, provided that the Purchase Price shall be allocated between such Preferred Stock and Warrant as may be agreed between the Company and such Investor. The date on which the closing of the purchase and sale of the Preferred Stock and Warrants occurs (the "Closing") is hereinafter referred to
                                            -------
as  the  "Closing  Date".  The  Closing  will  be  deemed to occur when (A) this
          -------------
Agreement and the other Transaction Documents (as defined below) have been executed and delivered by the Company and each investor (if applicable), (B) each of the conditions to Closing described in Section 5 hereof has been satisfied or waived as specified therein and (C) full payment of each Investor's Purchase Price has been made by such Investor to the Company by wire transfer of immediately available funds against physical delivery by the Company of duly executed certificates representing the Preferred Stock and Warrant purchased by such Investor at the Closing.

     1.2     Certain  Definitions.  When  used herein, the following terms shall
             --------------------
have  the  respective  meanings  indicated:

               "Affiliate"  means,  as to any Person (the "subject Person"), any
                ---------                                  --------------
other Person (a) that directly or indirectly through one or more intermediaries controls or is controlled by, or is under direct or indirect common control with, the subject Person, (b) that directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting equity of the subject Person, or (c) ten percent (10%) or more of the voting equity of which is directly or indirectly beneficially owned or held by the subject Person. For the purposes of this definition, "control" when used with respect to any Person
                                  -------
means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, through representation on such Person's Board of Directors or other management committee or group, by contract or otherwise.

               "Business Day" means any day other than a Saturday, a Sunday or a
                ------------
day on which the New York Stock Exchange or commercial banks located in New York City are authorized or permitted by law to close.

               "Closing"  and  "Closing  Date"  have  the  respective  meanings
                -------         -------------
specified  in  Section  1.1  hereof.

               "Closing  Bid  Price"  shall mean, for the Common Stock as of any
                -------------------
date, the closing bid price on such date for the Common Stock on the Principal Market as reported by Bloomberg Financial Markets ("Bloomberg"), or if the
                                                          ---------
Principal Market begins to operate on an extended hours basis, and does not designate the closing bid price, then the last bid price at 4:00 p.m. (eastern time), as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of the Common Stock in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price for such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price cannot be calculated for the Common Stock on such date on any of the foregoing bases, then the Company shall submit such calculation to an independent investment banking firm of national reputation, and shall cause such investment banking firm to perform such determination and notify the Company and each Investor of the results of determination no later than two (2) Business Days from the time such calculation was submitted to it by the Company. Such investment banking firm's determination shall be deemed conclusive absent manifest error. All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

               "Common Stock" means the common stock, par value $0.01 per share,
                ------------
of  the  Company.

               "Conversion  Price"  has the meaning specified in the Certificate
                -----------------
of  Designation.
               "Debt" means, as to any Person at any time: (a) all indebtedness,
                ----
liabilities and obligations of such Person for borrowed money; (b) all indebtedness, liabilities and obligations of such Person to pay the deferred purchase price of Property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than 90 days; (c) all capital lease obligations of such Person; (d) all Debt of others guaranteed by such Person; (e) all indebtedness, liabilities and obligations secured by a Lien existing on Property owned by such Person, whether or not the indebtedness, liabilities or obligations secured thereby have been assumed by such Person or are non-recourse to such Person; (f) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments; and (g) all indebtedness, liabilities and obligations of such Person to redeem or retire shares of capital stock of such Person.

               "Disclosure  Documents"  has the meaning specified in Section 3.4
                ---------------------
hereof.

               "Effective  Date"  has  the meaning set forth in the Registration
                ---------------
Rights  Agreement.

               "Environmental  Law"  means any federal, state, provincial, local
                ------------------
or foreign law, statute, code or ordinance, principle of common law, rule or regulation, as well as any Permit, order, decree, judgment or injunction issued, promulgated, approved or entered thereunder, relating to pollution or the protection, cleanup or restoration of the environment or natural resources, or to the public health or safety, or otherwise governing the generation, use, handling, collection, treatment, storage, transportation, recovery, recycling, discharge or disposal of hazardous materials.

               "ERISA"  means  the  Employee  Retirement  Income Security Act of
                -----
1974,  as amended, and the regulations and published interpretations thereunder.

               "Exchange  Act"  means  the  Securities  Exchange Act of 1934, as
                -------------
amended (or any successor act), and the rules and regulations thereunder (or respective successors thereto).

               "Exercise  Price"  shall  have  the  meaning  specified  in  the
                ---------------
Warrants.

               "GAAP" means generally accepted accounting principles, applied on
                ----
a consistent basis, as set forth in (i) opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements of the Financial Accounting Standards Board (iii) interpretations of the Commission and the Staff of the Commission and each of their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

               "Governmental  Authority"  means  any  nation  or government, any
                -----------------------
state, provincial or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation any stock exchange, securities market or self-regulatory organization.

               "Governmental  Requirement"  means  any  law,  statute,  code,
                -------------------------
ordinance, order, rule, regulation, judgment, decree, injunction, franchise, license or other directive or requirement of any federal, state, county, municipal, parish, provincial or other Governmental Authority or any department, commission, board, court, agency or any other instrumentality of any of them.

               "Intellectual Property" means any U.S. or foreign patents, patent
                ---------------------
rights, patent applications, trademarks, trade names, service marks, brand names, logos and other trade designations (including unregistered names and marks), trademark and service mark registrations and applications, copyrights and copyright registrations and applications, inventions, invention disclosures, protected formulae, formulations, processes, methods, trade secrets, computer software, computer programs and source codes, manufacturing research and similar technical information, engineering know-how, customer and supplier information, assembly and test data drawings or royalty rights.

               "Lien"  means,  with  respect  to  any  Property, any mortgage or
                ----
mortgages, pledge, hypothecation, assignment, deposit arrangement, security interest, tax lien, financing statement, pledge, charge, or other lien, charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

               "Market Price" means, as of a particular date, the average of the
                ------------
Closing Bid Prices for the Common Stock occurring during the ten (10) Trading Day period ending on (and including) the Trading Day immediately preceding such date; provided that such amount shall not be greater than the Closing Bid Price for the Trading Day immediately preceding such date.

               "Material Adverse Effect" means an effect that has a material and
                -----------------------
adverse effect on (i) the consolidated business, operations, properties, financial condition, prospects or results of operations of the Company and its Subsidiaries taken as a whole or (ii) the ability of the Company to perform its obligations under the Certificate of Designation, this Agreement or the other Transaction Documents (as defined below).

               "Material  Contracts"  means,  as  to  the Company, any agreement
                -------------------
required pursuant to Item 601 of Regulation S-B or Item 601 of Regulation S-K, as applicable, promulgated under the Securities Act to be filed as an exhibit to any report, schedule, registration statement or definitive proxy statement filed or required to be filed by the Company with the Commission under the Exchange Act or any rule or regulation promulgated thereunder, and any and all amendments, modifications, supplements, renewals or restatements thereof.

               "NASD" means the National Association of Securities Dealers, Inc.
                ----

               "Pension  Plan"  means  an  employee  benefit plan (as defined in
                -------------
ERISA) maintained by the Company for employees of the Company or any of its Affiliates.

               "Permitted  Liens"  means  the  following:
                ----------------

               (a) encumbrances consisting of easements, rights-of-way, zoning restrictions or other restrictions on the use of real Property or imperfections to title that do not (individually or in the aggregate) materially impair the ability of the Company or any of its Subsidiaries to use such Property in its businesses, and none of which is violated in any material respect by existing or proposed structures or land use;

               (b) Liens for taxes, assessments or other governmental charges that are not delinquent or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such Liens, and for which adequate reserves (as determined in accordance with GAAP) have been established; and

               (c) Liens of mechanics, materialmen, warehousemen, carriers, landlords or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such Liens, for which adequate reserves (as determined in accordance with GAAP) have been established and which have been bonded over and omitted from the Title Policy.

               "Person"  means  any individual, corporation, trust, association,
                ------
company, partnership, joint venture, limited liability company, joint stock company, Governmental Authority or other entity.

               "Property"  means  property  and/or  assets of all kinds, whether
                --------
real, personal or mixed, tangible or intangible (including, without limitation, all rights relating thereto).

               "Principal  Market"  means  the  principal  exchange or market on
                -----------------
which  the  Common  Stock  is  listed  or  traded.

               "Purchase Price" has the meaning specified in Section 1.1 hereof.
                --------------

               "Registrable  Securities"  has  the  meaning  set  forth  in  the
                -----------------------
Registration  Rights  Agreement.

               "Registration  Statement"  has  the  meaning  set  forth  in  the
                -----------------------
Registration  Rights  Agreement.

               "Securities"  has  the  meaning specified in the preamble to this
                ----------
Agreement.
                    "Subsidiary"  means,  with  respect  to  any  Person,  any
                     ----------
corporation or other entity of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such corporation or entity (irrespective of whether or not at the time, in the case of a corporation, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries.

               "Trading  Day"  means  any  day  on  which  the  Common  Stock is
                ------------
purchased  and  sold  on  the  Principal  Market.

               "Transaction  Documents"  means  (i)  this  Agreement,  (ii)  the
                ----------------------
Warrants, (iii) the Registration Rights Agreement, and (iv) all other agreements, documents and other instruments executed and delivered by or on behalf of the Company or any of its officers at the Closing.


     1.3     Other  Definitional  Provisions.  All definitions contained in this
             -------------------------------
Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein" and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

2.     REPRESENTATIONS  AND  WARRANTIES  OF  EACH  INVESTOR.
       ----------------------------------------------------

     Each Investor hereby makes the following representations and warranties to the Company and agrees with the Company that, as of the date of this Agreement and as of the Closing Date:

     2.1     Authorization;  Enforceability.  Such  Investor is duly and validly
             ------------------------------
organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization as set forth below such Investor's name on the signature page hereof with the requisite corporate power and authority to purchase the Preferred Stock and Warrant and to execute and deliver this Agreement. This Agreement constitutes such Investor's valid and legally binding obligation, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) general principles of equity.

     2.2     Accredited  Investor.  Such  Investor  is an accredited investor as
             --------------------
that term is defined in Rule 501 of Regulation D, and is acquiring the Preferred Stock and Warrants solely for its own account as a principal (or for accounts as to which it exercises investment discretion) and not with a present view to the public resale or distribution of all or any part thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act; provided, however that in making such representation, such Investor does not agree to hold the Securities for any minimum or specific term and reserves the right to sell, transfer or otherwise dispose of the Securities at any time in accordance with the provisions of this Agreement and with Federal and state securities laws applicable to such sale, transfer or disposition.

     2.3     Information.  The  Company  has  provided  such  Investor  with
             -----------
information regarding the business, operations and financial condition of the Company, and has granted to such Investor the opportunity to ask questions of and receive answers from representatives of the Company, its officers, directors, employees and agents concerning the Company and materials relating to the terms and conditions of the purchase and sale of the Preferred Stock and Warrants hereunder. Neither such information nor any other investigation conducted by such Investor or any of its representatives shall modify, amend or otherwise affect such Investor's right to rely on the Company's representations and warranties contained in this Agreement.

     2.4     Limitations  on  Disposition.  Such  Investor  acknowledges  that,
             ----------------------------
except as provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the Securities Act and may not be transferred or resold without registration under the Securities Act or unless pursuant to an exemption therefrom.

     2.5     Legend.  Such  Investor  understands  that  the  certificates
             ------
representing the Securities may bear at issuance a restrictive legend in substantially the following form:

          "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state, and may not be offered or sold unless a registration statement under the Securities Act and applicable state securities laws shall have become effective with regard thereto, or an exemption from registration under the Securities Act and applicable state securities laws is available in connection with such offer or sale."

          Notwithstanding the foregoing, it is agreed that, as long as (A) the resale or transfer (including without limitation a pledge) of any of the Securities is registered pursuant to an effective registration statement, (B) such Securities have been sold pursuant to Rule 144 under the Securities Act or any successor provision ("Rule 144"), subject to receipt by the Company of
                             ---------
customary documentation in connection therewith, or (C) such Securities are eligible for resale under Rule 144(k) or any successor provision, such Securities shall be issued without any legend or other restrictive language and, with respect to Securities upon which such legend is stamped, the Company shall issue new certificates without such legend to the holder upon request.

     2.6     Reliance  on  Exemptions.  Such  Investor  understands  that  the
             ------------------------
Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations and warranties of such Investor set forth in this Section 2 in order to determine the availability of such exemptions and the eligibility of such Investor to acquire the Securities.

     2.7     Non-Affiliate Status; Common Stock Ownership.  Such Investor is not
             --------------------------------------------
an Affiliate of the Company or of any other Investor and is not acting in association or concert with any other Investor in regard to its purchase of Preferred Stock and Warrants or otherwise in regard to the Company. Such Investor's investment in Preferred Stock and Warrants is not for the purpose of acquiring, directly or indirectly, control of, and it has no intent to acquire or exercise control of, the Company or to influence the decisions or policies of the Company's Board of Directors.

     2.8     No Short Position in Company Securities.  Neither such Investor nor
             ---------------------------------------
any person trading on its behalf or at its direction has established a short position in the Common Stock or any other securities of the Company as of the Trading Day immediately preceding the Closing Date.

     2.9     Fees.  Such  Investor  is  not obligated to pay any compensation or
             ----
other fee, cost or related expenditure to any underwriter, broker, agent or other representative in connection with the transactions contemplated hereby.

3.     REPRESENTATIONS  AND  WARRANTIES  OF  THE  COMPANY     The Company hereby
       --------------------------------------------------
makes the following representations and warranties to each Investor and agrees with each Investor that, as of the date of this Agreement and as of the Closing
Date:

     3.1     Organization, Good Standing and Qualification.  Each of the Company
             ---------------------------------------------
and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to carry on its business as now conducted. Each of the Company and its Subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which it conducts business except where the failure so to qualify has not had or would not reasonably be expected to have a Material Adverse Effect.

     3.2     Authorization;  Consents.  The  Company has the requisite corporate
             ------------------------
power and authority to adopt and file the Certificate of Designation, to enter into and perform its obligations under the Transaction Documents, to issue and sell the Preferred Stock and the Warrants to the Investors in accordance with the terms hereof and thereof, to issue the Conversion Shares upon conversion of the Preferred Stock and to issue the Warrant Shares upon exercise of the Warrants. All corporate action on the part of the Company by its officers, directors and stockholders necessary for the authorization, execution and delivery of, and the performance by the Company of its obligations under, the

Certificate of Designation and the Transaction Documents has been taken, and no further consent or authorization of the Company, its Board of Directors, stockholders, any Governmental Authority or organization (other than such approval as may be required under the Securities Act and applicable state securities laws in respect of the Registration Rights Agreement), or any other person or entity is required (pursuant to any rule of the National Association of Securities Dealers ("NASD") or otherwise). The Company's Board of Directors has determined, at a duly convened meeting or pursuant to unanimous written consent, that the issuance and sale of the Securities, and the consummation of the transactions contemplated hereby, the other Transaction Documents and the Certificate of Designation (including without limitation the issuance of Conversion Shares and Warrant Shares) are in the best interests of the Company.

     3.3     Enforcement.  Each  of  the  Transaction  Documents  has  been duly
             -----------
executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other similar laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) general principles of equity.

     3.4     Disclosure  Documents;  Agreements;  Financial  Statements;  Other
             ------------------------------------------------------------------
Information.  The  Company  filed  with  the  Commission all reports, schedules,
-----------
registration  statements  and  definitive  proxy statements that the Company was required to file with the Commission on or after December 31, 2002 (collectively, the "Disclosure Documents"). The Company is not aware of any
                      ---------------------
event occurring on or prior to the date of the Closing (other than the transactions effected hereby) that would require the filing of, or with respect to which the Company intends to file, a Form 8-K after the Closing. Each Disclosure Document, as of the date of the filing thereof with the Commission, complied in all material respects with the requirements of the Securities Act or Exchange Act, as applicable, and the rules and regulations promulgated thereunder and, as of the date of such filing (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), such Disclosure Document (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents required to be filed as exhibits to the Disclosure Documents have been filed as required. Except as set forth in the Disclosure Documents or any schedule or exhibit attached hereto, the Company has no liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business which, under GAAP, are not required to be reflected in such financial statements included in the Disclosure Documents and which, individually or in the aggregate, are not material to the consolidated business or financial condition of the Company and its Subsidiaries taken as a whole. As of their respective dates, the financial statements of the Company included in the Disclosure Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto. Such financial statements have been prepared in accordance with GAAP consistently applied at the times and during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments).

     3.5     Capitalization;  Debt  Schedule.  The capitalization of the Company
             -------------------------------
as of the date hereof, including its authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company's stock option plans and agreements, the number of shares issuable and reserved for issuance pursuant to securities (other than the Preferred Stock and Warrants) exercisable for, or convertible into or exchangeable for any shares of Common Stock and the number of shares initially to be reserved for issuance upon conversion of the Preferred Stock and exercise of the Warrants is set forth on Schedule 3.5 hereto. All of such outstanding
                                   ------------
shares of capital stock have been, or upon issuance will be, validly issued, fully paid and non-assessable. No shares of the capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any Liens created by or through the Company. Except as disclosed on Schedule 3.5, or as contemplated herein, as of the date of this Agreement and
   ------------
as of the date of the Closing, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries (whether pursuant to anti-dilution, "reset" or other similar provisions). The Company has no material Debt outstanding as of the date hereof.

     3.6     Due  Authorization;  Valid Issuance.  The shares of Preferred Stock
             -----------------------------------
are duly authorized and, when issued, sold and delivered in accordance with the terms hereof, (i) will be duly and validly issued, free and clear of any Liens imposed by or through the Company, (ii) assuming the accuracy of each Investor's representations in this Agreement, will be issued, sold and delivered in compliance with all applicable Federal and state securities laws and (iii) will be entitled to all rights, preferences and privileges described in the Certificate of Designation. The Warrants are duly authorized and, when issued, sold and delivered in accordance with the terms hereof, (i) will be duly and validly issued, fully paid and nonassessable, free and clear of any Liens imposed by or through the Company and (ii) assuming the accuracy of each Investor's representations in this Agreement, will be issued, sold and delivered in compliance with all applicable Federal and state securities laws. The Conversion Shares are duly authorized and reserved for issuance and, when issued in accordance with the terms of the Certificate of Designation, will be duly and validly issued, fully paid and nonassessable, free and clear of any Liens imposed by or through the Company. The Warrant Shares are duly authorized and reserved for issuance and, when issued in accordance with the terms of the Warrants, will be duly and validly issued, fully paid and nonassessable, free and clear of any Liens imposed by or through the Company.

     3.7     No Conflict with Other Instruments.  Neither the Company nor any of
             ----------------------------------
its Subsidiaries is in violation of any provisions of its Certificate of Incorporation, Bylaws or any other governing document or in default (and no event has occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any instrument or contract to which it is a party or by which it or any of its Property is bound, or, to the Company's knowledge, in violation of any provision of any Governmental Requirement applicable to it, except for violations of any provision of a Governmental
Requirement that has not had or would not reasonably be expected to have a Material Adverse Effect.

The (i) execution, delivery and performance of this Agreement and the other Transaction Documents, (ii) filing of and performance of its obligations under the Certificate of Designation and (iii) consummation of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Preferred Stock and the Warrants and the reservation for issuance and issuance of the Conversion Shares and the Warrant Shares) will not result in any violation referred to in the previous sentence or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument or contract or an event which results in the creation of any Lien upon any assets of the Company or of any of its Subsidiaries or the triggering of any preemptive or anti-dilution rights (including without limitation pursuant to any "reset" or similar provisions) or rights of first refusal or first offer, or any other rights that would allow or permit the holders of the Company's securities to purchase shares of Common Stock or other securities of the Company (whether pursuant to a shareholder rights plan provision or otherwise), on the part of holders of the Company's securities, other than such rights as are disclosed on Schedule 3.7
                                                                ------------
hereto  or  in  the  Disclosure  Documents.

     3.8     Financial  Condition;  Taxes;  Litigation.
             -----------------------------------------

          3.8.1  Except  as  disclosed  on  Schedule  3.8  hereto, the Company's
                                          ---------------
financial condition is, in all material respects, as described in the Disclosure Documents, except for changes in the ordinary course of business and normal year-end adjustments that are not, in the aggregate, materially adverse to the consolidated business or financial condition of the Company and its Subsidiaries taken as a whole. Except as otherwise described in the Disclosure Documents or
Schedule  3.8,  there  has  been no (i) material adverse change to the Company's
-------------
business, operations, properties, financial condition, prospects or results of operations since the date of the Company's most recent unaudited financial statements contained in the Disclosure Documents or (ii) change by the Company in its accounting principles, policies and methods except as required by changes in GAAP.

          3.8.2  Except  as  disclosed  on  Schedule 3.8 hereto, the Company and
                                            ------------
each of its Subsidiaries has prepared in good faith and duly and timely filed all tax returns required to be filed by it and such returns are complete and accurate in all material respects and the Company and each of its Subsidiaries has paid all taxes required to have been paid by it, except for taxes which it reasonably disputes in good faith or the failure of which to pay has not had or would not reasonably be expected to have a Material Adverse Effect. The Company has no liability with respect to taxes that accrued on or before September 30, 2003 in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in the Disclosure Documents filed prior to the date hereof.

          3.8.3 Neither the Company nor any of its Subsidiaries is the subject of any pending or, to the Company's knowledge, threatened inquiry, investigation or administrative or legal proceeding by the Internal Revenue Service, the taxing authorities of any state or local jurisdiction, the Commission, the NASD, any state securities commission or other Governmental Authority.

          3.8.4 Except as described in the Disclosure Documents, there is no material claim, litigation or administrative proceeding pending, or, to the Company's knowledge, threatened or contemplated, against the Company or any of its Subsidiaries, or against any officer, director or employee of the Company or any such Subsidiary in connection with such person's employment therewith. Neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which has had or would reasonably be expected to have a Material Adverse Effect.

     3.9     Form  S-1  or  Form  SB-2.  The Company is eligible to register the
             -------------------------
Conversion Shares and Warrant Shares for resale in a secondary offering by each Investor on a registration statement on Form S-1 or Form SB-2 under the Securities Act. To the Company's knowledge, there exist no facts or circumstances (including without limitation any required approvals or waivers of any circumstances that may delay or prevent the obtaining of accountant's consents) that could reasonably be expected to prohibit or delay the preparation and filing of a registration statement on Form S-1 or Form SB-2 that will be available for the resale of all Conversion Shares and Warrant Shares by each Investor.

     3.10     Acknowledgement  of  Dilution.  The  Company acknowledges that the
              -----------------------------
issuance of the Conversion Shares upon conversion of the Preferred Stock and the issuance of the Warrant Shares upon exercise of the Warrants may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges its obligation to issue Conversion Shares upon conversion of the Preferred Stock in accordance with the terms of the Certificate of Designation, and to issue Warrant Shares upon exercise of the Warrants in accordance with the terms of the Warrants, regardless of the effect of any such dilution.

     3.11     Intellectual Property.  The Company and its Subsidiaries each owns
              ---------------------
or possesses, licenses or can acquire or make use of, without undue expense, all Intellectual Property that is necessary or appropriate for the operation of its businesses as presently conducted and as proposed to be conducted, without any known conflict with the rights of others. The consummation of the transactions contemplated by this Agreement, the other Transaction Documents and the Certificate of Designation will not materially alter or impair, individually or in the aggregate, any of such rights of the Company. To the Company's knowledge, except as described in the Disclosure Documents or Schedule 3.11, (i) none of its current products or services infringes upon any Intellectual Property of any other Person, and no claim or litigation is pending or, to the knowledge of the Company, threatened against the Company contesting its right to sell or otherwise use any product or material or service which has had or would reasonably be expected to have a Material Adverse Effect and (ii) the use by the Company of any material Intellectual Property does not infringe the rights of any third party to such Intellectual Property. Except as described in the Disclosure Documents, there is no violation by the Company with respect to any material Intellectual Property owned or used by the Company. Except as described in the Disclosure Documents, the Company's rights to such Intellectual Property are valid and enforceable and no registration relating thereto has lapsed, expired or terminated or is the subject of any claim or proceeding that could result in any such lapse, expiration or termination. The Company and its Subsidiaries each has complied in all material respects with its obligations pursuant to any agreement relating to the Intellectual Property Rights that are the subject of licenses granted by third parties.

     3.12     Registration Rights; Rights of Participation.  Except as described
              --------------------------------------------
on  Schedule  3.12 hereto, (A) the Company has not granted or agreed to grant to
    --------------
any person or entity any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the

Commission or any other governmental authority which has not been satisfied in full prior to the date hereof and (B) no person or entity, including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties, has any right of first refusal, preemptive right, right of participation, anti-dilutive right or any similar right to participate in, or to receive securities of the Company or other consideration as a result of, the transactions contemplated by this Agreement, the other Transaction Documents or the Certificate of Designation.

     3.13     Solicitation;  Other Issuances of Securities.  Neither the Company
              --------------------------------------------
nor any of its Subsidiaries or Affiliates, nor any person acting on its or their behalf, (i) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities, (ii) has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Securities under the Securities Act or (iii) has issued any shares of Common Stock or shares of any series of preferred stock or other securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to acquire shares of Common Stock which would be integrated with the sale of the Securities to such Investor or the issuance of the Conversion Shares for purposes of the Securities Act or of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the NASD, nor will the Company or any of its Subsidiaries or Affiliates take any action or steps that would require registration of any of the Securities under the Securities Act or cause the offering of the Securities to be so integrated with other offerings.

     3.14     Fees.  Except as described on Schedule 3.14 hereto, the Company is
              ----                          -------------
not obligated to pay any compensation or other fee, cost or related expenditure to any underwriter, broker, agent or other representative in connection with the transactions contemplated hereby. The Company will indemnify and hold harmless such Investor from and against any claim by any person or entity alleging that such Investor is obligated to pay any such compensation, fee, cost or related expenditure in connection with the transactions contemplated hereby.

     3.15     Foreign  Corrupt  Practices.  To  the  knowledge  of  the Company,
              ---------------------------
neither the Company, nor any of its Subsidiaries nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity,
(ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee, or (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

     3.16     Employees.  Except  as  set forth in Schedule 3.16, each executive
              ---------
officer (as defined in Rule 501(f) of the Securities Act) of the Company (each, a "Key Employee") is currently serving in the capacity indicated in the most
    -------------
recently filed Disclosure Documents. The Company has no knowledge of any fact or circumstance (including without limitation (i) the terms of any agreement to which such person is a party or any litigation in which such person is or may become involved and (ii) any illness or medical condition that could reasonably be expected to result in the disability or incapacity of such person) that would limit or prevent any such person from serving in such capacity on a full-time basis in the foreseeable future, or of any intention on the part of any such person to limit or terminate his or her employment with the Company. No Key Employee has borrowed money pursuant to a currently outstanding loan that is secured by Common Stock or any right or option to receive Common Stock. There is no strike, labor dispute or union organization activities pending or, to the knowledge of the Company, threatened between it and its employees. None of the Company's employees belong to any union or collective bargaining unit. The Company has complied in all material respects with all applicable federal and state equal opportunity and other laws related to employment.

     3.17     Environment.  Except  as disclosed in the Disclosure Documents (i)
              -----------
the Company and its Subsidiaries have no liabilities under any Environmental Law, nor do any factors exist that are reasonably likely to give rise to any such liability, affecting any of the properties owned or leased by the Company or any of its Subsidiaries that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect and (ii) neither the Company nor any of the Subsidiaries has violated any Environmental Law applicable to it now or previously in effect, other than such violations or infringements that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

     3.18     ERISA.  Except as described on Schedule 3.18, the Company does not
              -----                          -------------
maintain or contribute to, or have any obligation under, any Pension Plan. The Company is in compliance in all material respects with the presently applicable provisions of ERISA and the United States Internal Revenue Code of 1986, as amended, with respect to each Pension Plan except in any such case for any such matters that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect.

     3.19     Disclosure.  No  written  statement,  information,  report,
              ----------
representation or warranty made by the Company in any Transaction Document, the Certificate of Designation or furnished to such Investor by or (to the knowledge of the Company) on behalf of the Company in connection with the Transaction Documents or the Certificate of Designation or such Investor's due diligence investigation of the Company contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein, in light of the circumstances in which made, not misleading. There is no fact known to the Company, which has had a Material Adverse Effect, and there is no fact known to the Company which could reasonably be expected to have a Material Adverse Effect except as may have been disclosed in writing to such Investor. Except with respect to information provided under a non-disclosure agreement and which will be included in the press release or Annual Report on Form 10-KSB referred to in Section 4.1 hereof, the Company has not disclosed to such Investor any event, circumstance or fact that would constitute material non-public information as of the date of this Agreement or the Closing Date. The Company acknowledges and agrees that following the issuance of the press release and Annual Report on Form 10-KSB in accordance with Section 4.1 hereof, such Investor will not possess any material non-public information concerning the Company, and that such Investor is relying on the representations, acknowledgements and agreements made by the Company in this Section 3.19 in making trading and other decisions concerning the Company's securities.

     3.20     Insurance.  The  Company  maintains  insurance  for itself and its
              ---------
Subsidiaries in such amounts and covering such losses and risks as the Company believes to be reasonably prudent in relation to the businesses in which the Company and its Subsidiaries are engaged. No notice of cancellation has been received for any of such policies and the Company is in compliance with all of the terms and conditions thereof. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost. Without limiting the generality of the foregoing, the Company maintains Director's and Officer's insurance in an amount not less than $2 million for each covered occurrence.

     3.21     Property.  The  Company  and  its  Subsidiaries  have  good  and
              --------
marketable title in fee simple to all of its real property and good and marketable title to all personal Property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all Liens, except for Permitted Liens. Any Property held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such Property by the Company and its Subsidiaries. Neither the Company nor any of its Subsidiaries own any real Property.

     3.22     Regulatory  Permits.  The Company and its Subsidiaries possess all
              -------------------
certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses other than where the failure to possess such certificates, authorizations or permits, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

     3.23     Exchange  Act  Registration.  The  Company's  Common  Stock  is
              ---------------------------
registered pursuant to Section 12(g) of the Exchange Act and the Company has taken no action designed to, or which, to the knowledge of the Company, is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act.

     3.24     Investment  Company  Status.  The  Company is not, and immediately
              ---------------------------
after receipt of payment for the Preferred Stock and the Warrants issued under this Agreement will not be, an "investment company" or an entity "controlled" by
                                ------------------                ----------
an  "investment  company"  within  the  meaning of the Investment Company Act of
     -------------------
1940,  as amended (the "Investment Company Act"), and shall conduct its business
                        ----------------------
in  a  manner  so that it will not become subject to the Investment Company Act.

     3.25     Transfer  Taxes.  No  stock  transfer  or  other taxes (other than
              ---------------
income taxes) are required to be paid in connection with the issuance and sale of any of the Securities, other than such taxes for which the Company has established appropriate reserves and intends to pay in full on or before the Closing.

     3.26     Internal  Controls and Procedures.  The Company maintains internal
              ---------------------------------
accounting controls, policies and procedures, and such books and records as are reasonably designed to provide reasonable assurance that (i) all transactions to which the Company or any Subsidiary is a party or by which its properties are bound are effected by a duly authorized employee or agent of the Company, supervised by and acting within the scope of the authority granted by the Company's senior management;
(ii) the recorded accounting of the Company's consolidated assets is compared with existing assets at regular intervals; and (iii) all transactions to which the Company or any Subsidiary is a party, or by which its properties are bound, are recorded (and such records maintained) in accordance with all material Government Requirements and as may be necessary or appropriate to ensure that the financial statements of the Company are prepared in accordance with GAAP.

     3.27     Embargoed  Person.  At all times while any Preferred Stock remains
              -----------------
outstanding: (a) none of the funds or other assets of the Company shall constitute property of, or shall be beneficially owned, directly or indirectly, by any person subject to trade restrictions under United States law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. Sec. 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated under any such United States laws (each, an "Embargoed Person"), with the result that the investments
                   -----------------
evidenced by the Securities are or would be in violation of law; (b) no Embargoed Person shall have any interest of any nature whatsoever in the Company with the result that the investments evidenced by the Securities are or would be in violation of law; and (c) none of the funds of the Company shall be derived from any unlawful activity with the result that the investments evidenced by the Securities are or would be in violation of law.

     3.28     No  Other  Agreements.  Except  as set forth in Schedule 3.28, the
              ---------------------
Company has not, directly or indirectly, entered into any agreement with or granted any right to any Investor relating to the terms or conditions of the transactions contemplated by the Transaction Documents or the Certificate of Designation, except as expressly set forth in the Transaction Documents or the Certificate of Designation.

4.     COVENANTS  OF  THE  COMPANY  AND  EACH  INVESTOR.
       ------------------------------------------------

     4.1     The  Company  agrees with each Investor that it will, following the
Closing:

               (a) file a Form D with respect to the Securities issued at the Closing as required under Regulation D and to provide a copy thereof to such Investor promptly after such filing;

               (b) take such action as the Company reasonably determines upon the advice of counsel is necessary to qualify the Preferred Stock and Warrants issued at the Closing for sale under applicable state or "blue-sky" laws or obtain an exemption therefrom, and shall provide evidence of any such action to such Investor at such Investor's request; and

               (c) (i) on or prior to 9:30 a.m. (eastern time) on the Business Day immediately following the Closing Date, issue a press release disclosing (A) the material terms of this Agreement and the transactions contemplated by this Agreement and (B) the Company's financial results of operations for the fiscal year ended December 31, 2003 and guidance for 2004,

(ii) within one (1) Business Day following the Closing, file with the Commission a Current Report on Form 8-K disclosing the material terms of this Agreement and the transactions contemplated hereby and including as exhibits this Agreement, the other Transaction Documents and the Certificate of Designation; provided,
                                                                       --------
however,  that  Satellite Asset Management, L.P. and each Investor named therein
-------
shall have a reasonable opportunity to review and comment on any such press release or Form 8-K prior to the issuance or filing thereof and (iii) timely file with the Commission its Annual Report on Form 10-KSB incorporating all other material non-public information disclosed to the Investor. Thereafter, the Company shall timely file any filings and notices required by the Commission or applicable law with respect to the transactions contemplated hereby.

     4.2 The Company agrees that it will, as long as any Investor or any Affiliate of such Investor beneficially owns any Securities:

               (a)     maintain  its  corporate  existence  in  good  standing;

               (b) maintain, keep and preserve all of its Properties necessary in the proper conduct of its businesses in good repair, working order and condition (ordinary wear and tear excepted) and make all necessary repairs, renewals and replacements and improvements thereto, except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

               (c) pay or discharge before becoming delinquent (a) all taxes, levies, assessments and governmental charges imposed on it or its income or profits or any of its Property and (b) all lawful claims for labor, material and supplies, which, if unpaid, might become a Lien upon any of its Property, except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; provided, however,
                                                              --------  -------
that the Company shall not be required to pay or discharge any tax, levy, assessment or governmental charge, or claim for labor, material or supplies, whose amount, applicability or validity is being contested in good faith by appropriate proceedings being diligently pursued and for which adequate reserves have been established under GAAP;

               (d) comply with all Governmental Requirements applicable to the operation of its business, except for instances of noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

               (e) comply with all agreements, documents and instruments binding on it or affecting its Properties or business, including, without limitation, all Material Contracts, except for instances of noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

               (f) provide such Investor with copies of all materials sent to its stockholders, in each such case promptly after the filing thereof with the Commission;

               (g) timely file with the Commission all reports required to be filed pursuant to the Exchange Act and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination; and

               (h) until the Effective Date of the Registration Statement, restrict the Key Employees from selling shares of Common Stock other than as agreed to by the Company and Satellite Asset Management, L.P. in connection with any 10b-5(1) trading plans.

     4.3     Reservation  of  Common  Stock.  The  Company shall, on the Closing
             ------------------------------
Date, have authorized and reserved for issuance, free from any preemptive rights, a number of shares of Common Stock at least equal to one hundred and fifty percent (150%) of the maximum number of shares of Common Stock issuable upon (A) conversion of the outstanding Preferred Stock in full at the Conversion Price then in effect and (B) exercise of the outstanding Warrants in full at the Exercise Price then in effect, in each such case without regard to any limitation or restriction on such conversion or exercise that may be set forth in the Certificate of Designation or the Warrants (the "Reserved Amount"). In
                                                           ---------------
the event that, as a result of an adjustment to the Conversion Price of the Preferred Stock or the Exercise Price for the Warrants (pursuant to anti-dilution adjustments or otherwise), the Reserved Amount is less than one hundred and twenty five percent 125% of the number of shares of Common Stock then issuable upon conversion of all of the Preferred Stock and exercise of all of the Warrants then outstanding (without regard to any limitation or restriction on such conversion or exercise that may be set forth in the Preferred Stock or the Warrants), the Company shall take action (including without limitation seeking stockholder approval for the authorization or reservation of additional shares of Common Stock) as soon as practicable (but in no event later than the tenth (10th) business day or, in the event that stockholder approval is required, the sixtieth (60th) day following such date) to increase the Reserved Amount to no less than 150% of the number of shares of Common Stock into which such outstanding Preferred Stock are then convertible and such outstanding Warrants are exercisable. The Company shall not reduce the number of shares reserved for issuance hereunder without the written consent of the holders of seventy-five percent (75%) of the Registrable Securities into which all of the Preferred Stock and Warrants then outstanding are convertible or exercisable (without regard to any limitation on such conversion or exercise). The initial Reserved Amount shall be allocated pro rata among the Investors based on the principal amount of the Preferred Stock issued to each Investor at the Closing. Each increase in the Reserved Amount shall be allocated pro rata among the Holders based on the amount of Registrable Securities into which all of the Preferred Stock and Warrants held by such Holder at the time of such increase are convertible or exercisable (without regard to any limitation on such conversion or exercise). In the event that a Holder shall sell or otherwise transfer any of such Holder's Preferred Stock, each transferee shall be allocated a pro rata portion of such transferor's Reserved Amount. Any portion of the Reserved Amount which remains allocated to any person or entity which does not hold any Preferred Stock shall be reallocated to the remaining Holders pro rata based on the amount of Registrable Securities into which all of the outstanding Preferred Stock and Warrants at the time of such increase are convertible or exercisable (without regard to any limitation on such conversion or exercise).

     4.4     Use  of Proceeds.  The Company shall use the proceeds from the sale
             ----------------
of the Preferred Stock and Warrants for general corporate purposes only, in the ordinary course of its business and consistent with past practice; provided, however, that the Company may not use such proceeds to repurchase or redeem any securities issued by the Company or any Subsidiary or to repay any loan made to or incurred by any Affiliate of the Company.

     4.5     Use of Investor Name.  Except as may be required by applicable law,
             --------------------
the Company shall not use, directly or indirectly, any Investor's name or the name of any of its affiliates in any advertisement, announcement, press release or other similar communication unless it has received the prior written consent of any Investor for the specific use contemplated or as otherwise required by applicable law or regulation.

     4.6     Company's  Instructions  to  Transfer  Agent.  On  or  prior to the
             --------------------------------------------
Closing Date, the Company shall execute and deliver irrevocable written instructions to the transfer agent for its Common Stock (the "Transfer Agent"),
                                                               --------------
and provide each Investor with a copy thereof, directing the Transfer Agent (i) to issue certificates representing Conversion Shares upon conversion of the Preferred Stock and receipt of a valid Conversion Notice (as defined in the Certificate of Designation) from an Investor, in the amount specified in such Conversion Notice, in the name of such Investor or its nominee, (ii) to issue certificates representing Warrant Shares upon exercise of the Warrants and (iii) to deliver such certificates to such Investor no later than the close of business on the third (3rd) Business Day following the related Conversion Date (as defined in the Certificate of Designation) or Exercise Date (as defined in the Warrants), as the case may be. Such certificates may bear legends pursuant to applicable provisions of this Agreement or applicable law. As long as the Company shall instruct the transfer agent that, in lieu of delivering physical certificates representing shares of Common Stock to an Investor upon conversion of the Preferred Stock, or exercise of the Warrants, and as long as the Transfer Agent is a participant in the Depository Trust Company ("DTC") Fast Automated
                                                            ---
Securities Transfer program, and such Investor has not informed the Company that it wishes to receive physical certificates therefor, and no legend is required to appear on any physical certificate if issued, the transfer agent may effect delivery of Conversion Shares or Warrant Shares, as the case may be, by crediting the account of such Investor or its nominee at DTC for the number of shares for which delivery is required hereunder within the time frame specified above for delivery of certificates. The Company represents to and agrees with each Investor that it will not give any instruction to the Transfer Agent that will conflict with the foregoing instruction or otherwise restrict such Investor's right to convert the Preferred Stock or to receive Conversion Shares in accordance with the terms of the Certificate of Designation or to exercise the Warrant or to receive Warrant Shares upon exercise of the Warrants. In the event that the Company's relationship with the Transfer Agent should be terminated for any reason, the Company shall use its best efforts to cause the Transfer Agent to continue acting as transfer agent pursuant to the terms hereof until such time that a successor transfer agent is appointed by the Company and receives the instructions described above.

     4.7     No  Adverse Action. The Company and its Subsidiaries shall refrain,
             ------------------
while any shares of Preferred Stock are outstanding, from taking any action or entering into any arrangement which in any way materially and adversely violates the terms of the Preferred Stock or a Warrant.

     4.8     Limitations  on  Disposition.  Each  Investor  shall  not  sell,
             ----------------------------
transfer,  assign  or  dispose  of  any  Securities,  unless:

          (a) there is then in effect an effective registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

          (b) such Investor has notified the Company in writing of any such disposition and furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such Securities under the Securities Act; provided, however, that no such
                                                 --------  -------
opinion of counsel will be required (A) if the sale, transfer or assignment complies with federal and state securities laws and is made to an Affiliate of such Investor which is also an accredited investor as that term is defined in Rule 501 of Regulation D, (B) if the sale, transfer or assignment is made pursuant to Rule 144 and such Investor provides the Company with evidence reasonably satisfactory to the Company and its legal counsel that the proposed transaction satisfies the requirements of Rule 144 or (C) in connection with a bona fide pledge or hypothecation of any Securities under a margin arrangement with a broker-dealer or other financial institution.

     4.9     Limitations  on  Conversion  and  Exercise.  No  Investor  shall be
             ------------------------------------------
permitted to convert its Preferred Stock or exercise its Warrant if and to the extent that the number of Conversion Shares and/or Warrant Shares to be issued pursuant to such conversion and/or exercise (the "Issuable Shares"), when added
                                                   ---------------
to the aggregate number of Issuable Shares issued such Investor and all other Investors pursuant to all prior conversions and exercises, would exceed 19.99% of the Common Stock outstanding on the Issue Date (subject to adjustments upon a stock split, stock dividend or similar event) (the "Cap Amount"), except that
                                                       ----------
such limitation shall not apply in the event that the Company obtains approval of the holders of a majority of the outstanding Common Stock for issuances of Common Stock in excess of such amount or the Investors holding a majority of the Preferred Stock then outstanding obtain an opinion of counsel reasonably satisfactory to the Company and its counsel that such approval is not required. Until such approval is obtained, no Investor shall be issued Issuable Shares in an amount greater than the product of (A) the Cap Amount multiplied by (B) a
                                                             -------------
fraction, the numerator of which is the number of shares of Preferred Stock purchased by such Holder and the denominator of which is the aggregate amount of all of the shares of Preferred Stock purchased by all Investors under this Agreement (the "Allocation Amount"). In the event that any Investor shall sell
                 -----------------
or otherwise transfer any of such Investor's Preferred Stock or Warrants, the remaining Issuable Shares constituting such transferring Investor's Allocation Amount shall be allocated between the transferring Investor and transferee pro rata in proportion to the number of Registrable Shares issuable under the Preferred Stock and/or Warrants transferred to such transferee and the number of Registrable Shares issuable under the Preferred Stock and/or Warrants retained by such transferring Investor. In the event that any Investor shall convert and exercise all of such Investor's Preferred Stock and Warrants into a number of Issuable Shares which, in the aggregate, is less than such Investor's Allocation Amount, then the difference between such Investor's Allocation Amount and the number of Issuable Shares actually issued to such Investor shall be allocated to the respective Allocation Amounts of the remaining Investors on a pro rata basis in proportion to the number of Registrable Shares then issuable under the Preferred Stock and Warrants held by each such Investor. From and after the
Effective Date, in the event that any Investor's Allocation Amount represents one hundred and fifty percent (150%) or less of (A) the number of Issuable Shares into which the Preferred Stock and Warrants then held by such Investor are convertible and/or exercisable plus (B) the number of Issuable Shares
                                       ----
previously  issued
to such Investor, such Investor shall have the right to require the Company, upon written notice delivered by such Investor to the Company, (x) to prepare and file with the Commission, within ten (10) days after receiving such notice, a proxy statement in which the Company seeks the approval of its shareholders for the transactions described herein, the other Transaction Documents and the Certificate of Designation (the "Proxy Statement"), (y) in the event that the
                                    ---------------
Company is notified that the Commission has no comments on the Proxy Statement, to deliver the Proxy Statement to its shareholders and to hold a special meeting of shareholders for the purpose of voting on the matters described therein (a "Special Meeting") within forty-five (45) days after receiving such
 ----------------
notification, and (z) in the event that the Company receives comments from the Commission on the Proxy Statement, to respond accurately and completely to each such comment within ten (10) Business Days of being notified of such comment by the Commission, and to deliver the Proxy Statement to its shareholders and hold a Special Meeting within thirty five (35) days after receiving notification from the Commission that it has no further comments on the Proxy Statement).

     4.10     Disclosure of Information.  The Company agrees that it will not at
              -------------------------
any time disclose material non-public information to any Investor without first receiving such Investor's written consent to such disclosure.

     4.11     Breach of Representation.  In the event that any representation or
              ------------------------
warranty made by the Company is untrue or incorrect in any material respect as of the date made and such representation or warranty, if capable of being cured, is not cured within five (5) Business Days following written notice thereof from any Investor, the Company shall pay such Investor (on a pro rata basis based on the amount of Preferred Stock purchased in the event there is more than one Investor) the amount of up to $100,000 per occurrence (not to exceed $500,000 in the aggregate for all such occurrences); provided that in the event the damages or dollar amount related to such untrue or incorrect representation or warranty are quantifiable and less than $100,000, the Company shall pay such lesser amount; and provided further, that any such payment shall not impair such Investor's ability to seek actual damages or injunctive relief pursuant to the terms of this Agreement.


5.  CONDITIONS  TO  CLOSING.
    -----------------------

     5.1     Conditions  to  Investors'  Obligations  at  the  Closing.  Each
             ----------------------------------------------------------
Investor's obligations to effect the Closing, including without limitation its obligation to purchase the Preferred Stock and Warrants at the Closing, are conditioned upon the fulfillment or waiver by such Investor of each of the following events as of the Closing Date:

          5.1.1 the representations and warranties of the Company set forth in this Agreement and in the other Transaction Documents shall be true and correct in all material respects as of such date as if made on such date (except that to the extent that any such representation or warranty relates to a particular date, such representation or warranty shall be true and correct in all respects as of that particular date);

          5.1.2 the Company shall have complied with or performed in all material respects all of the agreements, obligations and conditions set forth in this Agreement and in the other Transaction Documents that are required to be complied with or performed by the Company on or before the Closing;

          5.1.3 the Closing Date shall occur on a date that is not later than February 10, 2004;

          5.1.4 the Company shall have delivered to such Investor a certificate, signed by the Chief Executive Officer and Chief Financial Officer of the Company, certifying that the conditions specified in this paragraph 5.1 have been fulfilled as of the Closing, it being understood that such Investor may rely on such certificate as though it were a representation and warranty of the Company made herein;

          5.1.5 the Company shall have delivered to such Investor an opinion of counsel for the Company, dated as of such date, in substantially the form set forth on Exhibit
                         5.1.5  hereto;

          5.1.6 the Company shall have delivered duly executed certificates representing the Preferred Stock and the Warrants being purchased by such Investor;

          5.1.7 the Company shall have executed and delivered the Registration Rights Agreement;

          5.1.8 the Company shall have delivered evidence reasonably satisfactory to the Investors confirming that the Certificate of Designation shall have been duly authorized and adopted by all requisite corporate action, shall have been duly filed with the Secretary of State of the State of Delaware, and shall be in full force and effect;

          5.1.9 there shall have been no material adverse change in the Company's consolidated business or financial condition since the date of the Company's most recent unaudited financial statements contained in the Disclosure Documents;

          5.1.10 the Company shall have authorized and reserved for issuance at least one hundred and fifty percent (150%) of the aggregate number of shares of Common Stock issuable upon conversion of all of the Preferred Stock and exercise of all of the Warrants to be issued at the Closing (such number to be determined using the Conversion Price and Exercise Price in effect on the Closing Date and without regard to any restriction on the ability of an Investor to convert Preferred Stock or exercise the Warrants as of such date); and

          5.1.11 there shall be no injunction, restraining order or decree of any nature of any court or Government Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby, by the other
                         Transaction Documents or by the Certificate of Designation.

     5.2     Conditions  to Company's Obligations at the Closing.  The Company's
             ----------------------------------------------------
obligations to effect the Closing are conditioned upon the fulfillment or waiver by the Company of each of the following events as of the date of the Closing:

          5.2.1 the representations and warranties of each Investor shall be true and correct in all material respects as of such date as if made on such date (except that to the extent that any such representation or warranty relates to a particular date, such representation or warranty shall be true and correct in all respects as of that particular date);

          5.2.2 each Investor shall have complied with or performed all of the agreements, obligations and conditions set forth in this Agreement that are required to be complied with or performed by such Investor on or before the Closing;

          5.2.3 there shall be no injunction, restraining order or decree of any nature of any court or Government Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby, by the other
                         Transaction Documents or by the Certificate of Designation;

          5.2.4 each Investor shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company; and

          5.2.5 each Investor shall have delivered to the Company the Purchase Price for Preferred Stock and the Warrants being purchases by it at the Closing by wire transfer of immediately available funds.

6.     MISCELLANEOUS.
       -------------

          6.1     Survival;  Severability.  The  representations,  warranties,
                  -----------------------
covenants  and  indemnities  made  by  the parties herein, the other Transaction
Documents and the Certificate of Designation shall survive the Closing notwithstanding any due diligence investigation made by or on behalf of the party seeking to rely thereon. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the parties.

          6.2     Successors  and  Assigns.  The  terms  and  conditions of this
                  ------------------------
Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The Investor may assign its rights and obligations hereunder, in connection with any private sale or transfer of the Preferred Stock or Warrants in accordance with the terms hereof, as long as, as a condition precedent to such transfer, the transferee executes an acknowledgment agreeing to be bound by the applicable provisions of this Agreement, in which case the term "Investor" shall be deemed to refer to such transferee as though such transferee were an original signatory hereto. The Company may not assign it rights or obligations under this Agreement.

           6.3     No  Reliance.  Each  party  acknowledges that (i) it has such
                   ------------
knowledge in business and financial matters as to be fully capable of evaluating this Agreement, the other Transaction Documents, the Certificate of Designation and the transactions contemplated hereby and thereby, (ii) it is not relying on any advice or representation of any other party in connection with adopting and filing the Certificate of Designation or with entering into this Agreement, the other Transaction Documents, or such transactions (other than the representations made in this Agreement or the other Transaction Documents),
(iii) it has not received from such party any assurance or guarantee as to the merits (whether legal, regulatory, tax, financial or otherwise) of entering into this Agreement or the other Transaction Documents or the performance of its obligations hereunder and thereunder, and (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and has entered into this Agreement and the other Transaction Documents based on its own independent judgment and on the advice of its advisors as it has deemed necessary, and not on any view (whether written or oral) expressed by such other party.

          6.4     Independent  Nature of Investors' Obligations and Rights.  The
                  --------------------------------------------------------
obligations of each Investor hereunder are several and not joint with the obligations of the other Investors hereunder, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor hereunder. Nothing contained herein or in any other agreement or document delivered at the Closing, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Investor shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, the other Transaction Documents or the Certificate of Designation, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

           6.5     Injunctive  Relief.  The Company acknowledges and agrees that
                   ------------------
a breach by it of its obligations hereunder will cause irreparable harm to each Investor and that the remedy or remedies at law for any such breach will be inadequate and agrees, in the event of any such breach, in addition to all other available remedies, such Investor shall be entitled to an injunction restraining any breach and requiring immediate and specific performance of such obligations without the necessity of showing economic loss.

          6.6     Governing Law; Jurisdiction.  This Agreement shall be governed
                  ---------------------------
by and construed under the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding involving any Investor or permitted assignee of an Investor, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

          6.7     Counterparts.  This Agreement may be executed in any number of
                  ------------
counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile transmission.

          6.8     Headings.  The  headings  used  in this Agreement are used for
                  --------
convenience only and are not to be considered in construing or interpreting this Agreement.

          6.9     Notices.  Any  notice, demand or request required or permitted
                  -------
to be given by the Company or an Investor pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

          If to the Company:

          Citadel Security Software Inc.
          8750 N. Central Expy.
          Suite 100
          Dallas, TX 75231
          Attn: Steven B. Solomon
          Phone: (214) 750-2454
          Fax: (214) 520-0034
          with a copy to:

          David Allen Wood, P.C.
          12770 Coit Road, Suite 1100
          Dallas, Texas 75251
          Attn:  David A. Wood
          Tel:   (972) 458-0300
          Fax:   (972) 458-0301

and if to any Investor, to such address for such Investor as shall appear on the signature page hereof executed by such Investor, or as shall be designated by such Investor in writing to the Company in accordance with this Section 6.9.

          6.10     Expenses.  The  Company and each Investor shall pay all costs
                   --------
and expenses that it incurs in connection with the negotiation, execution, delivery and performance of this Agreement or the other Transaction Documents, provided, however, that that the Company shall pay up to $45,000 in immediately
--------   -------
available funds, at the Closing and promptly upon receipt of any further invoices relating to same, for all out-of-pocket expenses (including without limitation legal fees and expenses) incurred by Satellite Asset Management, L.P. in connection its due diligence investigation of the Company and the negotiation, preparation, execution, delivery and performance of this Agreement, the other Transaction Documents and the Certificate of Designation (if the Closing occurs). At the Closing, the amount due for such fees and expenses (which may include fees and expenses estimated to be incurred for completion of the transaction including post-closing matters) to Satellite Asset Management, L.P. may be netted out of the Purchase Price payable by Satellite Asset Management, L.P. In the event the amount paid by the Company for such fees and expenses is less than the actual reasonable fees and expenses, the Company shall promptly pay such deficiency (up to $45,000 in the aggregate) within thirty (30) days following receipt of an invoice therefor. Notwithstanding anything herein to the contrary, if the Closing does not occur due to a determination by the Company that it does not wish to proceed with the transactions contemplated hereby, the Company's obligation to pay the expenses of Satellite Asset Management, L.P shall not exceed $20,000.

          6.11     Entire  Agreement;  Amendments.  This  Agreement,  the  other
                   ------------------------------
Transaction Documents and the Certificate of Designation constitute the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the holders of at least two-thirds (2/3) of the outstanding shares of Preferred Stock then outstanding, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought.


                          [Signature Pages to Follow]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

CITADEL SECURITY SOFTWARE INC.


By:    /s/    Steven B. Solomon
              -----------------
     Name:    Steven B. Solomon
     Title:   Chief Executive Officer


INVESTOR  NAME:  Satellite Strategic Finance Associates, LLC


By:  _________________________
     Name:
     Title:


ADDRESS:

     _________________________________

     _________________________________

     Tel:  ___________________________

     Fax:  ___________________________


Shares of Preferred Stock to be Purchased: _______________

FOR IMMEDIATE RELEASE

Contact:     Steve Solomon                           Ken Sargo
             Citadel Security Software Inc.          CEOcast, Inc.
             (214) 750-2454                          (212) 732-4300 x224
             ssolomon@citadel.com


     CITADEL SECURITY SOFTWARE INC. RAISES $15 MILLION IN PRIVATE PLACEMENT

      Funds to be Used to Accelerate the Expansion of Automated Vulnerability
            Remediation (AVR) in the Vulnerability Management Market

DALLAS, TEXAS, FEBRUARY 10, 2004 - Citadel Security Software Inc. (OTC Bulletin Board:CDSS) a leader in vulnerability management solutions through automated vulnerability remediation and policy enforcement, announced today the completion of a private placement of $15 million of its Series A Convertible Preferred Stock and Warrants. The financing was provided by Satellite Strategic Finance Associates, LLC a private investment fund.

The preferred stock is convertible into common stock of Citadel at a conversion price of $5.00 per share, a premium over the closing market price on the date the transaction was priced. Citadel also has the right to force conversion of the preferred stock into common stock upon achieving certain milestones. As part of the transaction, Citadel issued five-year warrants to purchase a total of 1.2 million shares of Citadel common stock at an exercise price of $5.15 per share. The interest on the preferred stock may be paid either by cash, on a quarterly basis at a 5% annual rate or through the issuance of common stock at a 6% rate. The preferred stock has a maturity of four years. The description of the preferred stock and warrants is qualified by reference to the documents filed as exhibits to the current report on Form 8-K filed by Citadel.

"This well respected institutional fund recognizes the market opportunity that Citadel has pioneered in the vulnerability management space" said Steve Solomon, Chairman and Chief Executive Officer of Citadel. "The funding not only strengthens our balance sheet but also allows us to accelerate the execution of our 2004 business plan defining the road map for delivering the next generation of AVR products to our customers and the marketplace. This plan includes expanded sales efforts, new development of the next generation of our software and expansion of our world class security engineering team."

The preferred stock and warrants were sold to an accredited investor in reliance on Regulation D under the Securities Act of 1933, as amended.

Merriman Curhan Ford & Co. acted as lead placement agent for this transaction with Brean Murray & Co. as the co placement agent.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities. The preferred stock and warrants, and the underlying shares of common stock, have not been registered under the Securities Act of 1933, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Citadel has agreed to file a registration statement with the Securities and Exchange Commission, registering the resale of the shares to be issued upon conversion of the preferred stock and exercise of the warrants.

ABOUT CITADEL
Citadel Security Software Inc., a leader in vulnerability management solutions through automated vulnerability remediation and policy enforcement, helps enterprises effectively neutralize security vulnerabilities. Citadel's patent-pending Hercules(R) technology provides users with full control over the automated remediation process, enabling efficient aggregation, prioritization and resolution of vulnerabilities detected by industry-standard vulnerability assessment tools. Winshield(R) SecurePC(TM) and NetOFF(TM) products enable companies to enforce security policies from a single point of control. Citadel's solutions enable organizations to ensure the confidentiality of information, reduce the time and costs associated with the inefficient manual remediation process, and facilitate compliance with organizational security policies and government mandates such as, Sarbanes-Oxley, FISMA, HIPAA and Gramm-Leach-Bliley legislation. For more information on Citadel, visit www.citadel.com, or contact the company at 214-520-9292.

Safe Harbor/Forward-looking Statements:
This press release contains forward looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties, including the current economic and geopolitical environment, the current information technology spending trend, the uncertainty of funding of government information technology security projects, a lack of Citadel operating history, uncertainty of product acceptance, uncertainty of ability to compete effectively in a new market and the uncertainty of profitability and cash flow of Citadel, competition, intellectual property rights and dependence on key personnel. These risks and uncertainties may cause actual outcomes and results to differ materially from expectations in this release. These and other risks are detailed in Citadel's quarterly report on Form 10-QSB filed for the quarter ended September 30, 2003 and Citadel's annual report on Form 10-KSB filed for the year ended December 31, 2002 as well as in its other filings from time to time with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.